                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                         Lockheed Martin Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                                [LOCKHEED MARTIN LOGO]

                     NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                                          AND

                                    PROXY STATEMENT

                                    APRIL 22, 1999

Lockheed Martin Corporation
6801 Rockledge Drive  Bethesda, MD 20817

                                                          [LOCKHEED MARTIN LOGO]


VANCE D. COFFMAN
Chairman and
Chief Executive Officer

                                 March 19, 1999





Dear Fellow Stockholders:

   I look forward to seeing you at Lockheed Martin's 1999 Annual Meeting of Stockholders, to be held on Thursday, April 22, 1999 at The Broadmoor, Broadmoor West Building, 1 Lake Avenue, Colorado Springs, Colorado at 10:30 a.m. You are also invited to join the directors and management prior to the meeting at 10:00 a.m. for coffee and conversation.

   At the meeting, management will report on the Corporation's 1998 and first quarter 1999 activities. We will continue with discussion and voting on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

   This year, two members of our Board, Vincent N. Marafino and Allen E. Murray, will retire following the Annual Meeting of Stockholders. We owe them a great debt of gratitude for their service to the Corporation and its stockholders.

   If you plan to attend the meeting, please note your planned attendance on the proxy solicitation/voting instruction card, or when prompted if you cast your vote by Internet or telephone.

   Your vote is important. Please be sure your shares are represented at the meeting by returning your voting instructions or placing your vote by Internet or telephone.


                                          Sincerely,



                                          Vance D. Coffman

                                                         [LOCKHEED MARTIN LOGO]
                                                          6801 Rockledge Drive
                                                        Bethesda, Maryland 20817

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     The Broadmoor - Broadmoor West Building
                                  1 Lake Avenue
                        Colorado Springs, Colorado 80906

To the Stockholders:


   Lockheed Martin Corporation's Annual Meeting of Stockholders will be held at 10:30 a.m. local time on Thursday, April 22, 1999 at The Broadmoor, Broadmoor West Building, 1 Lake Avenue, Colorado Springs, Colorado. Attendance at the meeting will be limited to stockholders of record at the close of business on March 8, 1999, or their proxies, beneficial owners presenting satisfactory evidence of ownership on that date and invited guests of the Corporation.

   At 10:00 a.m. you are invited to join the directors and management for coffee and conversation. During the meeting, there will also be an opportunity to discuss matters of interest to you as a stockholder of Lockheed Martin.

   Following a management report on Lockheed Martin's business operations, the stockholders will discuss and vote on the following matters:

      (1) Election of directors to terms expiring in 2000;

      (2) Ratification of the appointment of Ernst & Young as independent auditors for the year 1999;

      (3) Management proposal to adopt the Lockheed Martin Directors Equity
          Plan;

      (4) Two stockholder proposals set forth in the accompanying proxy statement; and,

      (5) Consideration of any other matters which may properly come before the meeting.

   It is important that your shares be represented at the meeting. Please sign, date and return your proxy solicitation/voting instruction card in the enclosed envelope or vote your shares electronically by accessing http://www.eproxyvote.com/lmt on the Internet or by dialing 1-877-779-8683 on a touch-tone telephone.



                                       By Order of the Board of
                                       Directors



                                       Lillian M. Trippett
                                       Vice President, Corporate
                                       Secretary and Associate General
                                       Counsel
March 19, 1999

------------------------------------------------------------------------------
  IMPORTANT: AN ADMISSION TICKET OR PROOF OF OWNERSHIP IS REQUIRED FOR ADMISSION TO THE MEETING. STOCKHOLDERS OF RECORD AS OF MARCH 8, 1999 PLANNING TO ATTEND THE MEETING ARE ASKED TO CHECK THE APPROPRIATE BOX ON
  THE PROXY SOLICITATION/VOTING INSTRUCTION CARD (OR INDICATE WHEN PROMPTED
  IF VOTING ELECTRONICALLY).  A DETACHABLE ADMISSION TICKET IS ATTACHED TO
  THE PROXY SOLICITATION/VOTING INSTRUCTION CARD.  STOCKHOLDERS WHO ATTEND
  THE MEETING BUT DO NOT HAVE AN ADMISSION TICKET WILL BE ASKED TO SHOW PROOF OF STOCK OWNERSHIP AT THE MEETING REGISTRATION DESKS BEFORE BEING ADMITTED TO THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A PROXY OR A LETTER FROM THAT FIRM CONFIRMING YOUR OWNERSHIP OF SHARES AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE (MARCH 8, 1999).
------------------------------------------------------------------------------

CONTENTS



                                                                             Page
                                                                             ----

General Information.........................................................  1


Voting Securities and Record Date...........................................  1


Election of Directors.......................................................  2


Board of Directors..........................................................  5


Security Ownership of Certain Beneficial Owners.............................  8


Securities Owned By Directors, Nominees and Named Executive Officers........  9


Compensation of Executive Officers..........................................  11


Stock Price Performance Graph...............................................  23


Compliance with Section 16(a) of the Securities Exchange Act of 1934........  23


Ratification of Appointment of Independent Auditors.........................  24


Proposed Lockheed Martin Directors Equity Plan..............................  24


Stockholder Proposals.......................................................  26


Miscellaneous...............................................................  28


Directors Equity Plan (Plan Document).................................. Appendix



------------------------------------------------------------------------------
Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting of Stockholders, the Corporation will provide without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission. Requests should be mailed to James R. Ryan, Vice President Financial Strategies and Investor Relations, Lockheed Martin Corporation,
6801 Rockledge Drive, Bethesda, Maryland 20817, by calling Lockheed Martin Shareholder Direct at 1-800-LMT-9758 or by accessing the Lockheed Martin website at http://www.shareholder.com/lmt/. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants including Lockheed Martin.
------------------------------------------------------------------------------

PROXY STATEMENT

GENERAL INFORMATION

   The Annual Meeting of Stockholders ("Annual Meeting") of Lockheed Martin Corporation, a Maryland corporation (the "Corporation" or "Lockheed Martin"), will be held at 10:30 a.m. on Thursday, April 22, 1999, at The Broadmoor, Broadmoor West Building, 1 Lake Avenue, Colorado Springs, Colorado for the purposes set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at this meeting and at any and all adjournments of the meeting.

   This year, stockholders may vote by proxy electronically using the Internet or a touch-tone telephone. Proxy voting through electronic means is valid under Maryland law, and the Corporation is offering electronic services, including access to the Corporation's annual report and proxy statement, both as a convenience to its stockholders and as a step towards reducing printing and mailing costs. Stockholders not wishing to utilize electronic voting methods may continue to cast votes by mailing their signed and dated proxy solicitation/voting instruction card to First Chicago Trust Company, a division of EquiServe ("First Chicago Trust Company"), the Corporation's transfer agent.

   Voting a proxy by Internet, telephone or mail will in no way limit a stockholder's right to vote at the Annual Meeting. If shares are held in the name of a broker, bank or other holder of record, voting instructions from the holder of record will be provided.

HOW TO VOTE:

   The Internet and telephone voting procedures are designed to authenticate votes cast by use of an individual identification number. The procedures allow stockholders to appoint a proxy (and Lockheed Martin employee benefit plan participants who hold an interest in Lockheed Martin stock in a benefit plan account, to instruct a plan fiduciary) to vote their shares and to confirm that their voting instructions have been properly recorded.

     - By Internet: Access the Internet voting site at http://www.eproxyvote.com/lmt 24 hours a day. Instructional screen prompts guide stockholders and plan participants through the voting process and a confirmation of voting selections is required before a vote(s) is recorded.

     - By Telephone: Dial 1-877-779-8683 24 hours a day. Voice prompts guide stockholders through the voting process and a confirmation of voting selections is required before a vote is recorded.

     - By Proxy Solicitation/Voting Instruction Card: Mark, date, and sign the proxy solicitation/voting instruction card or, to vote in accordance with the Board of Directors' recommendations, simply sign and date the proxy solicitation/voting instruction card. Return it to First Chicago Trust Company in the postage-paid envelope provided.

HOW TO REVOKE A VOTE:

   Any proxy may be revoked at any time before it is voted at the Annual Meeting by executing a later-dated proxy by Internet, telephone or mail, by voting by ballot at the meeting or by filing an instrument of revocation with the Secretary of the Corporation prior to the meeting at the Corporation's principal office or at the meeting. Attendance at the meeting does not constitute a revocation of a proxy.

   The principal office of the Corporation is at 6801 Rockledge Drive, Bethesda, Maryland 20817. This proxy statement, the proxy solicitation/voting instruction card and the notice of the Annual Meeting will be sent to the stockholders commencing no later than March 23, 1999.

VOTING SECURITIES AND RECORD DATE

   In October 1998, the Corporation's Board of Directors approved a two-for-one split of its common stock in the form of a stock dividend. The new shares were issued on December 31, 1998. Unless otherwise indicated, all references to shares of common stock reflect the stock split.

   Stockholders of record at the close of business on March 8, 1999 are entitled to notice of and to vote at the Annual Meeting. On March 8, 1999, there were 393,907,518 shares outstanding of the Corporation's common stock, $1.00 par value per share. Each share outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. Participants in the Corporation's Dividend Reinvestment and Stock Purchase Plan ("Dividend Reinvestment Plan") and participants in certain of the Corporation's employee benefit plans are entitled to one vote for each share held for the participant's account under those plans. Shares held in accounts under the Dividend Reinvestment Plan are included in the proxy sent to the account owner.

   Shares of common stock represented by a properly executed proxy (either signed and returned or voted through the toll-free telephone or Internet procedures described above) will be considered as represented at the Annual Meeting for purposes of determining a quorum. Votes at the Annual Meeting will be tabulated by two independent judges of election from First Chicago Trust Company.

   The affirmative vote of a majority of shares outstanding and entitled to vote is required for election of directors and adoption of the proposals set forth below. Abstentions will not be counted "for" or "against" proposals, but will be counted for the purpose of determining the existence of a quorum. Because the Corporation's Bylaws require the affirmative vote of a majority of the votes entitled to be cast at a meeting to authorize action on any matter, abstentions have the effect of a vote against a proposal. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers and nominees may exercise their discretion. The New York Stock Exchange rules may preclude brokers from exercising their voting discretion on certain proposals. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a "broker non-vote." A "broker non-vote" has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of a proposal. Votes "withheld" from director-nominees have the effect of a negative vote since a majority of the shares outstanding and entitled to vote is required for election of directors.

   Each participant in certain Lockheed Martin defined contribution plans may instruct a plan fiduciary as to the voting of shares allocated to the participant's account. Any allocated shares for which instructions are not received will be voted by the applicable plan fiduciary at its discretion. In addition, participants in the Lockheed Martin Salaried Savings Plan will be asked to indicate whether they elect to direct a plan fiduciary as to the voting of a portion of unallocated shares held by the plan's trust. Unallocated shares for which no instructions are received are to be voted by a plan fiduciary in the same proportion as unallocated shares for which instructions are received. Participants in these plans will receive information from a plan fiduciary concerning procedures for submitting instructions to the applicable plan fiduciary.

ELECTION OF DIRECTORS

   The charter of the Corporation ("Charter") provides that the directors of the Corporation shall be elected to an annual term. The Board of Directors, in accordance with the recommendation of its Nominating Committee, has nominated Norman R. Augustine, Marcus C. Bennett, Lynne V. Cheney, Vance D. Coffman, Houston I. Flournoy, James F. Gibbons, Edward E. Hood, Jr., Caleb B. Hurtt, Gwendolyn S. King, Eugene F. Murphy, Frank Savage, Peter B. Teets, Carlisle A. H. Trost, James R. Ukropina and Douglas C. Yearley for election to serve as directors of the Corporation until the Annual Meeting of Stockholders of the Corporation in 2000 and until their successors have been duly elected and qualified. Each nominee is currently serving as a
director.   In the event any of these nominees becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons appointed as proxies or their substitutes shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their full judgment.



Nominees for Election --

NORMAN R. AUGUSTINE (63)

Director since March 1995. Chairman of the Executive Committee and member of the Finance Committee.

Lecturer with the rank of Professor, Department of Mechanical and Aerospace Engineering, School of Engineering and Applied Science, Princeton University, since September 1997; Chairman of Lockheed Martin from January 1997 until his retirement in April 1998, Chief Executive Officer from January 1996 until his retirement in August 1997, Vice Chairman from April 1996 through December 1996, President from March 1995 to June 1996; Chairman and Chief Executive Officer of Martin Marietta Corporation ("Martin Marietta") from April 1988 to March 1995, director of Martin Marietta from 1986 to 1995; director of The Black & Decker Corporation, Phillips Petroleum Company and Procter & Gamble Co.

MARCUS C. BENNETT (63)

Director since March 1995.

Executive Vice President and Chief Financial Officer of Lockheed Martin from July 1996 until his retirement from the Corporation in January 1999, Senior Vice President and Chief Financial Officer from March 1995 to July 1996; Vice President and Chief Financial Officer of Martin Marietta from 1988 to 1995; director of Martin Marietta from 1993 to 1995; director of Carpenter Technology, Inc., COMSAT Corporation and Martin Marietta Materials, Inc.; member of the Financial Executives Institute, MAPI Finance Council and The Economic Club of Washington; director of the Private Sector Council and a member of its CFO Task Force.

LYNNE V. CHENEY (57)

Director since March 1995. Member of the Finance and Nominating Committees.

Senior Fellow at the American Enterprise Institute for Public Policy Research since 1992; Chairman of the National Endowment for the Humanities from 1986 to 1992; director of Lockheed Corporation ("Lockheed") from 1994 to 1995; director of Reader's Digest Association, Inc., American Express/IDS Mutual
Fund Group and Union Pacific Group Resources Inc.

VANCE D. COFFMAN (54)

Director since January 1996. Chairman of the Board and member of the Executive Committee.

Chairman of the Board and Chief Executive Officer of Lockheed Martin since April 1998, Chief Executive Officer and Vice Chairman from August 1997 to April 1998, President from June 1996 through July 1997 and Chief Operating Officer from January 1996 through July 1997, Executive Vice President from January to June 1996, President and Chief Operating Officer of Lockheed Martin's Space & Strategic Missiles Sector from March 1995 to December 1995; Executive Vice President of Lockheed from 1992 to 1995, and President of Lockheed Space Systems Division from 1988 to 1992; director of Bristol-Myers Squibb Company.

HOUSTON I. FLOURNOY (69)

Director since March 1995. Member of the Finance and Nominating Committees.

Special Assistant to the President for Governmental Affairs, University of Southern California, Sacramento, California from August 1981 until his retirement in 1998, Professor of Public Administration, University of Southern California, Sacramento, California from 1981 to 1993, Vice President for Governmental Affairs, University of Southern California, Los Angeles from 1978 to 1981; director of Lockheed from 1976 to 1995; director of Fremont General Corporation, Fremont Investment and Loan Corporation and Tosco Corporation.

JAMES F. GIBBONS (67)

Director since March 1995. Member of the Audit and Ethics and Nominating Committees.

Special Counsel to the President for Industry Relations, Stanford University, Stanford, California from 1996 to present, Dean of the School of Engineering, Stanford University, from September 1984 to June, 1996, Reid Weaver Dennis Professor of Electrical Engineering, Stanford University, since 1983; director of Lockheed from 1985 to 1995; director of Raychem Corporation, Centigram Communications Corporation, Cisco Systems Incorporated and El Paso Natural Gas Company.

EDWARD E. HOOD, JR. (68)

Director since March 1995. Chairman of the Compensation Committee and Stock Option Subcommittee and member of the Executive and Finance Committees.

Joined General Electric Company ("GE") in 1957 after service in the U.S. Air Force; elected as Vice President of GE in 1968 and Vice Chairman and Executive Officer of GE in 1979, director of GE from 1980 until his retirement in 1993; director of Martin Marietta from 1993 to 1995; director of Lincoln Electric Holdings, Inc. and Gerber Scientific, Inc.; Chairman Emeritus of the Board of Trustees of Rensselaer Polytechnic Institute; trustee of North Carolina State University.

CALEB B. HURTT (67)

Director since March 1995. Member of the Audit and Ethics, Executive and Compensation Committees.

President and Chief Operating Officer of Martin Marietta from 1987 until his retirement in January 1990, Executive Vice President of Martin Marietta in 1987 and Senior Vice President from 1983 to 1987, director of Martin Marietta from 1987 to 1995; Chairman of the Board of Governors of the Aerospace Industries Association in 1989 and past Chairman of the NASA Advisory Council and of the Federal Reserve Bank, Denver Branch; director of COMSAT Corporation; past Vice Chairman of the Board of Trustees of Stevens Institute of Technology.

GWENDOLYN S. KING (58)

Director since March 1995. Member of the Audit and Ethics and Compensation Committees and Stock Option Subcommittee.

Senior Vice President of Corporate and Public Affairs of PECO Energy Company (formerly Philadelphia Electric Company) from October 1992 until her retirement in February 1998; Commissioner of the Social Security Administration from August 1989 to September 1992; director of Martin Marietta from 1992 to 1995; director of Monsanto Company and Marsh and McLennan Companies.

EUGENE F. MURPHY (63)

Director since March 1995. Chairman of the Nominating Committee and member of the Compensation and Executive Committees.

Vice Chairman and Executive Officer of General Electric Company since September 1997, President and Chief Executive Officer of GE Aircraft Engines from 1993 to September 1997, President and Chief Executive Officer of GE Aerospace from 1992 to 1993, Senior Vice President of GE Communications & Services from 1986 to 1992; director of Martin Marietta from 1993 to 1995; member of President Reagan's National Security Telecommunications Advisory Committee; former Chairman and permanent member of the Board of Directors of the Armed Forces Communications and Electronics Association; member of the Aerospace Industries Association Board of Governors.

In accordance with an agreement with GE, as long as the aggregate principal amount of loans outstanding between GE and the Corporation equals or exceeds a specified level, GE is entitled to nominate one director to the Corporation's Board. Mr. Murphy is that nominee.

FRANK SAVAGE (60)

Director since March 1995. Member of the Audit and Ethics and Compensation Committees and Stock Option Subcommittee.

Chairman of Alliance Capital Management International, an investment management company, since 1994; Chairman of the Board of Alliance Corporate Finance Group, Inc. since 1993; Senior Vice President of The Equitable Life Assurance Society of the United States from 1987 to 1996; Chairman of the Board of Equitable Capital Management Corporation from 1992 to 1993, Vice Chairman of the Board of Equitable Capital Management Corporation from 1986 to 1992; director of Alliance Capital Management Corporation, Lyondell Chemical Company, Qualcomm Inc. and Essence Communications, Inc.; trustee of Johns Hopkins University and Chairman of the Board of Trustees of Howard University; director of Lockheed from 1990 to 1995; director of the Council on Foreign Relations and the New York Philharmonic; former U.S. Presidential appointee to the Board of Directors of U.S. Synthetic Fuels Corporation.

PETER B. TEETS (57)

Director since July 1997.

President and Chief Operating Officer of Lockheed Martin since August 1997, President and Chief Operating Officer of Lockheed Martin's Information & Services Sector from March 1995 to July 1997; Vice President of Martin Marietta from 1985 to 1995, President of Martin Marietta's Space Group from 1993 to 1995 and President of its Astronautics Group from 1987 to 1993.

CARLISLE A. H. TROST (68)

Director since March 1995. Chairman of the Audit and Ethics Committee and member of the Executive and Nominating Committees.

Retired Admiral, U.S. Navy, 1990; Chief of Naval Operations, United States Navy from 1986 to 1990; Commander in Chief, U.S. Atlantic Fleet, Commander U.S. Seventh Fleet, and Deputy Commander in Chief of the U.S. Pacific Fleet; director of Lockheed from 1990 to 1995; director of GPU Inc., GPU Nuclear Corp., General Dynamics Corporation, Precision Components Corporation and Bird-Johnson Company; Trustee of the U. S. Naval Academy Foundation and Olmsted Foundation.

JAMES R. UKROPINA (61)

Director since March 1995. Member of the Audit and Ethics and Nominating Committees.

Partner of O'Melveny & Myers since 1992; Chairman of the Board and Chief Executive Officer of Pacific Enterprises from 1989 to 1991; director of Lockheed from 1988 to 1995; director of Pacific Life Insurance Company; Vice Chairman and member of the Board of Trustees of Stanford University.

DOUGLAS C. YEARLEY (63)

Director since March 1995. Chairman of the Finance Committee and member of the Audit and Ethics and Executive Committees.

Chairman of the Board and Chief Executive Officer of Phelps Dodge Corporation since 1989 and President from 1991 to 1997, Executive Vice President of Phelps Dodge Corporation from 1987 to 1989, President of Phelps Dodge Industries, a division of Phelps Dodge Corporation, from 1988 to 1990, Senior Vice President of Phelps Dodge Corporation from 1982 to 1986; director of Lockheed from 1990 to 1995; director of J.P. Morgan & Co. Incorporated, Morgan Guaranty Trust Company of New York, Southern Peru Copper Corporation and USX Corporation; member of The Business Roundtable, The Business Council and The Conference Board.


BOARD OF DIRECTORS

   The Board of Directors held fifteen meetings during 1998, of which eight were regularly scheduled meetings. Non-employee directors receive $35,000 annually for service on the Board, of which $25,000 is paid in cash and $10,000 is paid in the form of the award of units equivalent to shares of common stock under the Directors Deferred Stock Plan based on the value of the Corporation's common stock on June 1 of each year. Non-employee directors receive $1,500 for each Board of Directors or committee meeting attended. The directors discharge their responsibilities throughout the year not only at Board of Directors and committee meetings, but also through personal meetings and other communications, including considerable telephone contact, with the Chairman and Chief Executive Officer, the President and Chief Operating Officer and others regarding matters of interest and concern to the Corporation. Directors are also reimbursed for expenses in connection with attendance at meetings.

   The Board of Directors currently has five standing committees: Audit & Ethics, Compensation, Nominating, Executive and Finance. The Stock Option Subcommittee is a standing subcommittee of the Compensation Committee. Non-employee directors receive $5,000 annually for each committee on which they serve (there are no additional fees for service on the Stock Option Subcommittee); a non-employee Committee Chairman receives $4,000 annually, and the Nominating Committee Chairman receives $2,000 annually.

   The Board of Directors has approved a new, simplified compensation program to take effect May 1, 1999. The old and new programs will be prorated for 1999. Under the new program, each non-employee director will receive annual cash compensation totaling $60,000. Non-employee committee chairmen will receive an additional $5,000 annually. Board and Committee meeting fees and Committee retainer fees will be eliminated after May 1, 1999. In addition, under the Directors Equity Plan, each non-employee director will elect one of the following to be awarded annually: 1,200 stock units; 600 stock units and options to purchase 1,800 shares of the Corporation's stock; or options to purchase 3,600 shares of the Corporation's stock. The terms of the plan are set forth on page 24. The Directors Equity Plan is subject to stockholder approval.

   Non-employee directors may defer up to 100 percent of the cash portion of their fees under the Lockheed Martin Directors Deferred Compensation Plan ("Directors Deferred Compensation Plan"). A participating director's deferred fees generally will be distributed (in a lump sum or in up to ten installments) in January following the year in which the director terminates service. Deferred amounts earn interest at a rate that tracks the performance of (i) the prime rate, (ii) the published index for the

Standard & Poor's 500 (with dividends reinvested) or (iii) the Corporation's common stock, at the director's election. Stock units deferred under the Directors Deferred Stock Plan, which the Board has frozen effective May 1, 1999, are payable in whole shares or in cash, in a lump sum or in up to five installments, upon termination of service.

   Through April 1999, all non-employee directors are provided a $100,000 death benefit (except that the benefit is reduced by the amount of life insurance coverage previously provided to a director of Lockheed or Martin Marietta). The benefit would be increased to include the applicable estimated annual amount of taxes associated with the benefit. Effective May 1, 1999, the death benefit will be terminated and its actuarial value, for each non-employee director, will be credited to the director's account under the Directors Deferred Compensation Plan and be subject to the same investment and distribution choices described previously for other deferred cash compensation. In addition, each non-employee director is provided travel accident insurance up to $1 million in the event that the director is involved in an accident while traveling on business related to the Corporation.

   A financial counseling program which provides reimbursement for tax and financial planning and tax preparation services is available to directors and officers. The Corporation pays a maximum of $6,000 per director and $10,000 per officer. This program will be terminated for directors on May 1, 1999.

   The Directors Charitable Award Plan provides that upon the death of a director, Lockheed Martin will make donations to tax-exempt organizations previously recommended by the director up to an aggregate of $1 million. Directors are vested under this plan if (a) they have served for at least five years on the Lockheed Martin Board of Directors, including service on the former Lockheed or Martin Marietta Boards of Directors, or (b) their service on the Lockheed Martin Board of Directors is terminated due to death, disability or retirement. Under the terms of the plan, if there is a change in control of the Corporation, all participating directors in the plan shall immediately become vested. Those directors who previously served on Martin Marietta's Board of Directors became vested as a result of the combination of the businesses of Lockheed and Martin Marietta (the "Combination").

   Effective May 1, 1999, consistent with the Board of Directors' action to install a new compensation plan, the Board has terminated the Directors Retirement Plan. Pursuant to that plan, directors who leave the Board after serving five or more years on the Board of Directors are entitled to receive an annual retirement benefit equal to the amount of the annual retainer fee, including the portion contributed to the Directors Deferred Stock Plan, in effect on the date of the director's retirement. Upon termination of the Lockheed Martin Directors Retirement Plan on May 1, 1999, the present value of the benefits attributable to each current employee or non-employee director prior to that date will be credited to the director's account under the Deferred Compensation Plan. The benefit transferred will become payable to the director in accordance with the terms of that plan. Each director will be given an opportunity to elect by May 1, 1999 to receive a lump sum payment of the transferred amount on or about May 1, 2000.

   During 1998, Mr. Marafino performed consulting services to the Corporation in connection with the sale or merger of certain properties and served on the boards of directors of various joint venture companies and/or subsidiaries of the Corporation. Mr. Marafino performed these services pursuant to a consulting agreement. The consulting agreement provides for an annual fee of $250,000 and does not cover his services as a director.

   The Audit and Ethics Committee consists of Mrs. King and Messrs. Trost, Gibbons, Hurtt, Marafino, Savage, Ukropina and Yearley. During 1998, the Audit and Ethics Committee met five times. The committee has general powers relating to accounting and auditing matters. The committee recommends the selection and monitors the independence of the Corporation's independent auditors. It reviews the scope and timing of the independent auditors' work, reviews with the Corporation's management and independent auditors the financial accounting and reporting principles used by the Corporation, and the policies and procedures concerning audits, accounting, financial controls, as well as any recommendations to improve existing practices. The committee reviews the results of the independent audit as well as the activities of the corporate internal audit staff. The committee monitors compliance with the Corporation's Code of Ethics and Business Conduct, reviews and resolves all matters presented to it for resolution by the Corporate Ethics Office, and reviews and monitors the adequacy of the Corporation's policies and procedures, as well as the organizational structure for ensuring general compliance with laws and regulations (including environmental laws and regulations and related policies and procedures); it reviews with the Corporation's management significant litigation and regulatory proceedings in which the Corporation is or may become involved and reviews accounting and financial reporting issues, including the adequacy of disclosure of environmental matters. At least four times annually, the committee meets separately and independently with the vice president of internal audit and the Corporation's independent auditors.

   The Compensation Committee consists of Mrs. King and Messrs. Hood, Hurtt, Murphy, Murray and Savage. During 1998, the committee met six times. The committee recommends the compensation policy and standards of compensation for the Corporation. The committee recommends compensation to be paid to officers reporting to the Executive Office and approves the compensation for all other elected officers. The committee has the power to approve employee benefits provided by all bonus, supplemental and special compensation plans, including pension, insurance and health plans. It does not approve performance-based executive compensation plans.

   The Stock Option Subcommittee consists of Mrs. King and Messrs. Hood, Murray and Savage. During 1998, the subcommittee met six times. The subcommittee oversees all of the Corporation's performance-based plans, including stock options and long-term incentive performance awards.

   The Nominating Committee consists of Mrs. Cheney and Messrs. Murphy, Flournoy, Gibbons, Trost and Ukropina. During 1998, the committee met five times. The committee makes recommendations to the Board of Directors concerning the composition and compensation of the Board of Directors, including its size and qualifications for membership. It also recommends nominees to fill vacancies or new positions on the Board of Directors and the Board's nominees for election at an annual meeting of stockholders.

   The Finance Committee consists of Mrs. Cheney and Messrs. Yearley, Augustine, Flournoy, Hood, Marafino and Murray. During 1998, the committee met three times. The committee has general powers relating to the management of the financial affairs of the Corporation, including responsibilities related to borrowing arrangements and the investment of the Corporation's available cash resources. It reviews the financial condition of the Corporation, the financial impact of all proposed changes in the capital structure of the Corporation and reviews and makes recommendations regarding the proposed capital expenditure and contributions budgets of the Corporation. The committee also monitors the financial impact and implementation of all trusteed benefit plans sponsored by the Corporation and reviews the performance of the assets and administration of the Corporation's trusteed benefit plans.

   The Executive Committee consists of Messrs. Augustine, Coffman, Hood, Hurtt, Murphy, Trost and Yearley. During 1998, the committee did not meet. The committee may exercise such powers in the management of the business of the Corporation as may be authorized by the Board of Directors, subject to applicable law.

   During 1998, all incumbent directors attended at least 75 percent of regularly scheduled Board of Directors and committee meetings. Average attendance at all Board of Directors and committee meetings was 91 percent.

   The Bylaws of the Corporation require advance notice of any proposal for the nomination for election as a director at an annual meeting of stockholders that is not included in the Corporation's notice of meeting or made by or at the direction of the Board of Directors. Written suggestions submitted by stockholders concerning proposed nominees for election to the Board of Directors will be presented to the Nominating Committee for its consideration. Suggestions should include a brief description of the proposed nominee's qualifications and all other relevant biographical data as well as the written consent of the proposed nominee to act as a director if nominated and elected. In general, nominations must be delivered to the Secretary of the Corporation at its principal executive office, 6801 Rockledge Drive, Bethesda, Maryland 20817, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting and must contain specific information concerning the nominee and the stockholder proposing the nomination. Any stockholder desiring a copy of the Bylaws of the Corporation will be furnished a copy without charge upon written request to the Secretary of the Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table shows information regarding each person known to the Corporation to be the "beneficial owners" of more than 5 percent of the Corporation's stock. For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote or dispose of securities, regardless of any economic interest in the securities. All information in the table is based on information reported on Schedule 13G on the dates indicated.

                                                                                         Amount and
                                                                                         Nature of
                                                                                         Beneficial        Percent
        Name and Address of Beneficial Owner                       Class of Stock        Ownership         of Class
-----------------------------------------------------------        --------------      ---------------     --------
U.S. Trust Co., National Association, as trustee of the:                Common          37,813,150(1)        9.6%
- Lockheed Martin Hourly Employee Savings Plan Plus and
- Lockheed Martin Corporation Hourly Employees
     Savings and Investment Plan - Fort Worth and Abilene
     Divisions
515 Flower Street, #2800
Los Angeles, California  90071

UBS AG                                                                  Common           31,129,434(2)       7.9%
Bahnhofstrasse 45
8021, Zurich, Switzerland

State Street Bank and Trust Company, as trustee of the:                 Common           29,560,636(3)       7.5%
- Lockheed Martin Corporation Capital Accumulation Plan,
- Lockheed Martin Corporation Operation Support
     Savings Plan,
- Lockheed Martin Corporation Performance Sharing Plan
     for Bargaining Employees,
- Lockheed Martin Corporation Performance Sharing Plan
     for Puerto Rico Employees,
- Lockheed Martin Corporation Retirement Savings Plan
     for Salaried Employees,
- Lockheed Martin Corporation Salaried Savings Plan,
- Lockheed Martin Corporation Savings and Investment
      Plan for Hourly Employees, and
- Lockheed Martin Energy Systems Savings Program
225 Franklin Street
Boston, Massachusetts  02110

Oppenheimer Capital                                                     Common           21,117,736(4)        5.4%
Oppenheimer Tower, World Financial Center
New York, New York  10281

(1) As reported in Schedule 13G filed on February 16, 1999 by U.S. Trust Co., National Association ("U.S. Trust"). U.S. Trust held these shares as trustee for the noted Lockheed Martin benefit plans. U.S. Trust has shared voting and dispositive power with respect to these shares. U.S. Trust has expressly disclaimed beneficial ownership of these shares.

(2) As reported in Schedule 13G filed jointly on January 27, 1999 by UBS AG and its indirect wholly owned subsidiary, Brinson Partners, Inc. ("BPI"). The
     Schedule 13G states that BPI held 21,928,792 shares of common stock (approximately 5.6%), which UBS AG reported having indirect beneficial ownership by reason of its indirect ownership of BPI.

(3) As reported in the Amended Schedule 13G filed on March 5, 1999 by State Street Bank and Trust Company ("State Street"). State Street held 26,650,077 shares of common stock (approximately 6.8%) as trustee for the noted Lockheed Martin benefit plans. State Street has shared voting and dispositive power with respect to these shares. State Street has expressly disclaimed beneficial ownership of these shares. In addition, State Street reported beneficial ownership of 2,910,559 shares of common stock (approximately 0.7%) as trustee for various trust and employee benefit plans not associated with the Corporation.

(4)  As reported in Schedule 13G filed on February 9, 1999 by Oppenheimer
     Capital.

SECURITIES OWNED BY DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

   The following table shows the number of shares of common stock beneficially owned on February 1, 1999 by the directors and nominees, the Chief Executive Officer and the four next most highly compen-sated executive officers (during
1998) and by all directors and executive officers as a group. The number of shares shown for each director and each of the named executive officers represented less than 1 percent of the shares of common stock outstanding. The number of shares shown for all executive officers and directors as a group represented 0.91 percent of the common stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.


    Name of Individual or                                Amount and Nature of
    Identity of Group                                    Beneficial Ownership
    -----------------                                    --------------------

    Norman R. Augustine.................................. 941,390(1)(2)(3)(4)
    Marcus C. Bennett.................................... 197,953(2)(3)(5)
    James A. Blackwell, Jr............................... 276,296(2)(3)(6)(7)
    Lynne V. Cheney......................................   2,483(4)(8)(9)
    Vance D. Coffman..................................... 539,322(2)(3)(7)(10)
    Thomas A. Corcoran................................... 250,920(2)((3)(7)(11)
    Houston I. Flournoy..................................   4,275(4)(8)(9)
    James F. Gibbons.....................................   8,932(4)(9)
    Edward E. Hood, Jr...................................   5,013(4)
    Caleb B. Hurtt.......................................   6,685(4)
    Gwendolyn S. King....................................   1,507(4)(8)
    Vincent N. Marafino.................................. 507,683(4)(8)(12)(13)
    Eugene F. Murphy.....................................   2,613(4)(14)
    Allen E. Murray......................................   7,013(4)
    Frank Savage.........................................   5,692(4)(9)
    Peter B. Teets....................................... 323,606(2)(3)(7)(15)
    Carlisle A. H. Trost.................................   3,452(4)(9)
    James R. Ukropina....................................   4,769(4)(9)
    Douglas C. Yearley...................................   4,769(4)(9)
        All executive officers and directors as a group
       (26 individuals including those named above)     3,621,231(2)(3)(7)(16)

(1) Includes 920,000 shares not currently owned but which could be acquired within 60 days following February 1, 1999 by Mr. Augustine through the exercise of stock options.

(2) Where appropriate, the shares shown include an approximation of the number of shares attributable to the participant's account in the Lockheed Martin Salaried Savings Plan ("Salaried Savings Plan") as of February 1, 1999. Executive officers do not have investment power over shares contributed by the Corporation as matching contributions to that plan but do have investment power over shares purchased with their own contributions or contributed by the Corporation prior to January 1, 1997 as matching contributions to the Lockheed Martin Corporation Performance Sharing Plan.

(3) Where appropriate, the shares shown include an approximation of the number of stock units in the participant's account in the Lockheed Martin Corporation Supplemental Savings Plan ("Supplemental Plan") as of December 31, 1998, the latest date for which such information is available. Because of Internal Revenue Code limitations on contributions to the Salaried Savings Plan, certain employees are not allowed to make the maximum contributions permitted under the Salaried Savings Plan and may not receive the maximum Corporation matching contribution. Certain of these employees are permitted to participate in the nonqualified Supplemental Plan. Earnings are credited in a manner that mirrors the participant's investment elections under the Salaried Savings Plan. Under the Supplemental Plan, the Corporation's matching contributions are credited to a bookkeeping account maintained on behalf of the participant as stock units or phantom shares. Participants' accounts are credited with additional stock units to the extent of any dividend paid on the Corporation's common stock. Amounts credited to a participant's account in the Supplemental Plan are distributed from the participant's account in the form of cash following the participant's termination of employment.

(4) Includes stock units under the Lockheed Martin Corporation Directors' Deferred Stock Plan. As of January 31, 1999, each of Mses. Cheney and King and Messrs. Flournoy, Gibbons, Hood, Hurtt, Murphy, Murray, Savage, Trost, Ukropina and Yearley have been credited with 1,013 shares and Messrs. Augustine and Marafino have been credited with 180 shares and 651 shares, respectively. The directors do not have or share voting or investment power for their respective plan shares.

(5) Includes 140,000 shares not currently owned but which could be acquired within 60 days following February 1, 1999 by Mr. Bennett through the exercise of stock options.

(6) Includes 243,169 shares not currently owned but which could be acquired within 60 days following February 1, 1999 by Mr. Blackwell through the exercise of stock options.

(7) In April 1996, the Corporation's stockholders approved the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (the "DMICP") which provides certain key management employees of the Corporation and its subsidiaries the opportunity to elect annually to defer receipt until termination of service or beyond all or a portion of incentive compensation awards under the Lockheed Martin Management Incentive Compensation Plan ("MICP"). The DMICP provides that a participant may choose annually between two accounts (the "Interest Investment Option" or the "Stock Investment Option") pursuant to which earnings on deferred amounts will accrue. Under the Stock Investment Option, earnings on deferred amounts will accrue at a rate that tracks the performance of the Corporation's common stock (including reinvestment of dividends). Under the Interest Investment Option, earnings on deferred amounts will accrue at a rate equivalent to the then published rate for computing the present value of future benefits under Cost Accounting Statement 415, Deferred Compensation. Where appropriate, the shares shown include an approximation of the number of stock units in the participant's account as of January 27, 1999, the latest date for which such information is available.

(8)  Shared voting and investment power.

(9) Includes shares held in trust under the former Lockheed Directors Deferred Compensation Plan, pursuant to which $5,000 was paid annually on behalf of each non-employee director to a trust maintained for the purpose of purchasing Lockheed common stock on the open market for the benefit of non-employee directors. Prior to 1993, directors could also direct a portion of the annual cash payment and meeting fees to the trust for the purchase of common stock. All shares in the trust were exchanged for common stock of the Corporation after the Combination. Other cash amounts voluntarily deferred by directors are credited with interest at the current rate of interest specified and published by the Secretary of the Treasury pursuant to Public Law 92-41, 85 Stat. 97. Deferred amounts are distributable after a participant ceases to be a director. In the event a participant's status as a director is involuntarily terminated other than by death, all deferred cash remuneration (plus interest) and all common stock in the director's trust account will be distributed within fifteen days of termination. As of December 31, 1998, Mrs. Cheney and Messrs. Flournoy, Gibbons, Savage, Trost, Ukropina and Yearley have been credited with 492; 496; 4,659; 2,504; 2,438; 496; and 496 shares, respectively, pursuant to the plan. The directors do not have or share voting or investment power for their respective shares held in the trust except in the event of a tender offer.

(10) Includes 460,000 shares not currently owned but which could be acquired within 60 days following February 1, 1999 by Dr. Coffman through the exercise of stock options.

(11) Includes 210,000 shares not currently owned but which could be acquired within 60 days following February 1, 1999 by Mr. Corcoran through the exercise of stock options.

(12) Includes 36,000 shares representing the December 31, 1998 stock dividend that were paid on shares gifted by Mr. Marafino on December 29, 1998. These shares were reissued to the recipients of the gift after February 1, 1999.

(13) Includes 407,493 shares not currently owned but which could be acquired within 60 days following February 1, 1999 by Mr. Marafino through the exercise of stock options.

(14) Mr. Murphy specifically disclaims beneficial ownership of shares of Lockheed Martin held by GE.

(15) Includes 230,000 shares not currently owned but which could be acquired within 60 days following February 1, 1999 by Mr. Teets through the exercise of stock options.

(16) Includes 3,053,288 shares of common stock not currently owned by members of the group but which could be acquired within 60 days following February 1, 1999 through the exercise of stock options.

COMPENSATION OF EXECUTIVE OFFICERS

   For the fiscal year ended December 31, 1998, the following tables show annual and long-term compensation awarded, earned or paid for services in all capacities to the Chief Executive Officer and the next four most highly compensated executive officers. Other than as set forth below, no annual or long-term compensation of any kind was paid to the Chief Executive Officer or other named executive officers by the Corporation for the year ended December 31, 1998. In addition, the information set forth in the tables captioned "Option/SAR Grants in Last Fiscal Year" and "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" relate to stock options and stock appreciation rights (SARs) with respect to the Corporation. The table captioned "Long-Term Incentive Plans--Awards in Last Fiscal Year" relates to the award in 1998 of certain performance based compensation beginning in 1999.

                          SUMMARY COMPENSATION TABLE

                                                                                        Long-Term Compensation
                                                   Annual Compensation                         Awards
                                        ----------------------------------------  ---------------------------------
                                                                                    Securities
Name and                                                         Other Annual       Underlying           LTIP          All Other
Principal Position            Year     Salary         Bonus      Compensation(1)   Options/SARs         Payouts      Compensation(4)
------------------            ----     ------         -----      ------------      ------------         -------      ------------

VANCE D. COFFMAN              1998    $1,093,750    $1,250,000       $  99,248         220,000              ---         $41,865
Chairman &                    1997       899,744     1,100,000         163,547         200,000         $336,619(3)       32,759
Chief Executive Officer       1996       695,961       890,000         135,145          90,000          189,617(3)       33,406

PETER B. TEETS                1998       706,250       725,000          21,894         140,000              ---          27,019
President &                   1997       580,231       700,000         147,039          70,000              ---          21,132
Chief Operating               1996       488,750       416,500          15,006          60,000              ---           5,250
Officer

MARCUS C. BENNETT             1998       649,000       495,100          23,492         100,000              ---          24,911
Executive Vice                1997       596,750       614,100          29,612          90,000              ---          21,667
President & Chief             1996       525,942       556,700         135,284          66,000              ---           5,250
Financial Officer

THOMAS A. CORCORAN(5)         1998       534,750       570,600          35,677          60,000              ---          20,513
Vice President, Sector        1997       490,750       523,400          34,040         120,000(2)           ---          18,194
President - Space &           1996       457,500       443,500          24,969          60,000              ---           5,250
Strategic Missiles

JAMES A. BLACKWELL JR.        1998       517,750       363,000         175,262          60,000              ---          19,864
Vice President, Sector        1997       474,510       470,500          33,387          60,000          169,219(3)       17,659
President - Aeronautics       1996       430,000       394,700         204,870          60,000           92,754(3)       20,640

(1) Amounts reported under the column generally represent amounts reimbursed for the payment of taxes and financial counseling fees. Some executives of the Corporation received certain perquisites from the Corporation. During 1998, the cost of the perquisites furnished to each executive officer, with the exception of Dr. Coffman and Mr. Blackwell, did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus of that executive officer as reported in the table above. Amounts reported in 1998 for Dr. Coffman and Mr. Blackwell include corporate aircraft charges of $28,628 and $40,242, respectively, for their spouses during business travel. Also included in the amount reported for Mr. Blackwell are one-time membership fees of $30,767.

(2) In April 1997, Mr. Corcoran received an award of 60,000 options that vest and become exercisable on the fourth anniversary date following the grant. The terms of Mr. Corcoran's April 1997 award are otherwise the same as the award he received in January 1997.

(3) Amounts reported represent payouts of awards earned under the Long-Term Performance Plan of Lockheed and its Subsidiaries. Upon consummation of the combination of Lockheed and Martin Marietta, this plan was terminated as an active plan and no further awards will be made.

(4) Amounts include the Corporation's 1998 contributions under the Lockheed Martin Salaried Savings Plan for Messrs. Coffman, Teets, Bennett, Corcoran, and Blackwell of $5,000; $3,077; $3,077; $3,077 and $3,077, respectively, and the Corporation's 1998 contributions under the Lockheed Martin Supplemental Savings Plan for Messrs. Coffman, Teets, Bennett, Corcoran, and Blackwell of $36,865; $23,942; $21,834; $17,436; and $16,787, respectively.

(5) Mr. Corcoran served as President and Chief Operating Officer of the Electronics Sector from March 1995 until assuming his current position on September 30, 1998.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)


   This table shows stock options to purchase common stock granted during 1998 pursuant to the Lockheed Martin 1995 Omnibus Performance Award Plan
("Omnibus Plan")(2) to the named executives.


                                                                                                     Potential Realizable
                                                                                                       Value at Assumed
                                                                                                     Annual Rates of Stock
                                                                                                     Price Appreciation For
                                           Individual Grants                                              Option Term(3)
------------------------------------------ -----------------------------------------------------  --------------------------------
                            Number of         % of Total
                            Securities      Options/SARs
                            Underlying       Granted to     Exercise or
                           Options/SARs       Employees     Base Price            Expiration
              Name           Granted          in 1998        Per Share               Date              5%               10%
-----------------------  ----------------  -------------   -------------        -------------         ---               ---
VANCE D. COFFMAN              220,000          4.3%         $52.000                1/21/08         $7,194,555       $18,232,414

PETER B. TEETS                140,000          2.8%          52.000                1/21/08          4,578,353        11,602,445

MARCUS C. BENNETT             100,000          2.0%          52.000                1/21/08          3,270,252         8,287,461

THOMAS A. CORCORAN             60,000          1.2%          52.000                1/21/08          1,962,151         4,972,476

JAMES A. BLACKWELL, JR.        60,000          1.2%          52.000                1/21/08          1,962,151         4,972,476


(1)  No SARs were granted in 1998.

(2) Awards are granted at the discretion of the Stock Option Subcommittee, a disinterested subcommittee of the Board of Directors made up of non-employee directors, upon the recommendation of management. The Omnibus Plan requires that awards be evidenced by an award agreement setting forth the number and type of stock-based awards and the terms and conditions applicable to the award as determined by the Stock Option Subcommittee. Under the January 1998 award agreements, options vest and become exercisable in two equal installments on the first and second anniversary dates following the grant. Options expire 186 days following termination of employment, except in instances following death, disability, divestiture, layoff or retirement. In the event of death, all outstanding options vest immediately and will expire three years following the date of death, but in no event more than ten years after the date of grant. In instances of disability, all outstanding options vest immediately and expire on the normal expiration date, ten years following the date of grant. In cases of layoff, the award agreement states that the terms of all outstanding options will be unaffected. In cases of divestiture, outstanding options that are vested as of the effective date of the divestiture will terminate one year from the effective date or on the option's normal expiration date, whichever occurs first; options that are not vested as of the effective date of the divestiture will be treated in accordance with the provisions of the award pertaining to termination of employment. In cases of retirement on or after the first vesting date, the terms of all outstanding options will be unaffected by such retirement. Generally, retirement before the first vesting date is treated as a termination. In the event of a change of control, the options would vest to the extent not already vested.

(3) The dollar amounts set forth in these columns are the result of calculations assuming 5% and 10% annual return rates, as required by the Securities and Exchange Commission, and are not intended to forecast possible future appreciation, if any, of the Corporation's common stock price.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES

   This table shows the exercise of stock options and stock appreciation rights
(SARs) during the last completed fiscal year and the fiscal year-end value of unexercised options of common stock and SARs for the named executives.


                                                                     Number of Securities
                                                                    Underlying Unexercised        Value of Unexercised In-the-Money
                              Shares                          Options/SARs at Fiscal Year End      Options/SARs at Fiscal Year End
                             Acquired           Value         -------------------------------      -------------------------------
Name                       on Exercise         Realized      Exercisable         Unexercisable     Exercisable        Unexercisable
----                       -----------         --------     ------------         -------------     -----------        -------------
VANCE D. COFFMAN                    0      $        0           250,000               320,000      $1,239,375           $         0

PETER B. TEETS                      0               0           145,000               175,000       1,098,125                     0

MARCUS C. BENNETT              66,000         952,875            45,000               145,000               0                     0

THOMAS A. CORCORAN             60,000       1,758,750           150,000               150,000       1,080,000                 7,500

JAMES A. BLACKWELL, JR.         9,942         384,789           183,168                90,000       2,019,883                     0


             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

       This table shows grants of Long-Term Incentive Performance Awards awarded during 1998 pursuant to the Omnibus Plan(1) to the named executives. Estimated Future Payouts

                                                                                    Estimated Future Payouts
                                                                                Under Non-Stock Price-Based Plans
                                                                                ---------------------------------
                                                      Performance or
                               Number of            Other Period Until
                             Shares, Units            Maturation or
Name                        or Other Rights              Payout              Threshold(3)        Target(4)        Maximum(5)
----                        ---------------        ---------------------     ------------        ---------        ----------
VANCE D. COFFMAN                ---                   1/1/99-12/31/00         $ 675,000         $2,700,000         $5,400,000
                                                      1/1/99-12/31/01           675,000          2,700,000          5,400,000

PETER B. TEETS                  ---                   1/1/99-12/31/00           350,000          1,400,000          2,800,000
                                                      1/1/99-12/31/01           350,000          1,400,000          2,800,000

MARCUS C. BENNETT(2)            ---                      ---                       ---                ---               ---
                                ---                      ---                       ---                ---               ---

THOMAS A. CORCORAN              ---                   1/1/99-12/31/00           187,500            750,000          1,500,000
                                                      1/1/99-12/31/01           187,500            750,000          1,500,000

JAMES A. BLACKWELL, JR.         ---                   1/1/99-12/31/00           187,500            750,000          1,500,000
                                                      1/1/99-12/31/01           187,500            750,000          1,500,000

(1) Awards are granted at the discretion of the Stock Option Subcommittee, a disinterested subcommittee of the Board of Directors made up of non-employee directors, upon the recommendation of management. The Omnibus Plan requires that awards be evidenced by an award agreement setting forth the applicable Performance Goals and the terms and conditions applicable to the award as determined by the Stock Option Subcommittee. Under the January 1999 award agreements, each award recipient is assigned a dollar target. The amount earned at the end of the performance period may be greater or lesser than the target, depending upon the Corporation's Total Stockholder Return ("TSR") relative to the TSR of each of the other corporations in the Standard & Poor's 500 Index. At the end of the performance period, 50% of the amount earned is payable; the remaining 50 percent of the award is deferred for two years and treated during that period as if it were invested in the Corporation's common stock. Amounts deferred in phantom stock units become payable on the second anniversary date of the end of the performance period. Awards are forfeited following termination of employment prior to the end of the performance period (or second anniversary of the end of the performance period in the case of the deferred portion), except in instances following death, divestiture, disability, retirement or layoff, in which case the award shall be prorated accordingly. In the event of a change of control during the performance period, the performance period shall terminate and a pro-rated portion of an award shall be paid to the participant. If a change of control occurs after the end of the performance period but before the second anniversary of the end of the performance period, the remaining 50 percent of the award will be payable. Amounts payable generally can be deferred under the Lockheed Martin Deferred Management Incentive Compensation Plan.

(2) Mr. Bennett retired from the Corporation effective January 31, 1999 and therefore did not receive an LTIP award.

(3) The minimum amount payable under the plan is 25 percent of the target, payable if the Corporation's TSR relative to the TSR performance of other corporations in the Standard & Poor's 500 Index is equal to or exceeds the 40th percentile ranking. If the Corporation's TSR performance is below the 40th percentile ranking, the amount payable is zero.

(4) The target award is payable under the plan if the Corporation's TSR relative to the TSR performance of other corporations in the Standard & Poor's 500 Index is equal to or exceeds the 60th percentile ranking.

(5) The maximum award of 200 percent of target is payable under the plan if the Corporation's TSR relative to the TSR performance of other corporations in the Standard & Poor's 500 Index is equal to or exceeds the 85th percentile ranking.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

    PHILOSOPHY. The primary objectives of the executive compensation program are to assure that the Corporation is able to attract, motivate and retain talented executives and to create an alignment of interests between the Corporation's executives and its stockholders. Consistent with these objectives, the Corporation's program is structured to ensure that an executive's compensation is driven by the performance of that executive and the Corporation. The program also provides that each executive officer receives total compensation in a range competitive with that offered executives with similar responsibilities at other companies of comparable size, complexity and quality. The program places emphasis on enhancing stockholder return. It places a substantial portion of an executive's total compensation "at risk" by being tied to the Corporation's performance. The Committee believes that this structure aligns the interests of the Corporation's executives with those of its stockholders; yet the structure provides executives with additional incentives to achieve and sustain top performance while making prudent use of the Corporation's resources.

    COMPOSITION AND ROLE OF THE COMPENSATION COMMITTEE. An independent Compensation Committee ("Committee") consisting entirely of Board members who are neither officers nor employees of the Corporation is responsible for overseeing the Corporation's executive compensation program. The Committee reviews the Corporation's executive compensation policies and programs and recommends the form and amount of compensation to be paid to the executive officers. The Board ratified the recommendations of the Compensation Committee in 1998.

    ROLE OF THE STOCK OPTION SUBCOMMITTEE. Certain performance-based compensation such as employee stock options are eligible for exceptions to limitations on the deductibility of compensation under the Internal Revenue Code ("IRC"). The Stock Option Subcommittee of the Compensation Committee is responsible for ensuring that performance-based compensation is awarded in compliance with the IRS guidelines. This report is submitted by both the Compensation Committee and the Stock Option Subcommittee and references to the term "Committee" include both.

    COMPENSATION STRUCTURE. The Corporation's executive compensation structure consists of annual compensation and long-term compensation. Base salary and annual incentive compensation constitute an executive's annual compensation. Stock options and, beginning in 1999, long-term incentive performance awards, constitute long-term compensation. As more fully described below, three of the four components (annual incentive compensation, stock options and long-term incentive performance awards) are at risk as their value is dependent upon individual and corporate performance.

    METHODS. The Committee establishes levels of compensation through the use of survey data gathered by nationally recognized consulting firms specializing in executive compensation as well as by other nationally recognized survey sources. The Committee examines this compensation information gathered for a group of 27 publicly-held industrial companies (referred to as the "Comparator Group") of a size, complexity and quality similar to that of the Corporation. The Boeing Company and Raytheon Corporation are two companies that are included in both the Comparator Group and the Peer Issuers Index set forth on page 23. Although the objective of the Committee is to use the survey data to establish a competitive level of total compensation, the process is subjective and within the discretion of the Committee.

Compensation in 1998

    ANNUAL COMPENSATION - BASE SALARY. The Committee annually reviews base salaries through a process which targets base salary levels at the 50th percentile of the Comparator Group. Base salaries may be higher or lower than the target to reflect the executive's responsibilities, level of experience, performance in past years and competence. Therefore, over time, and as the result of sustained superior performance, individual executive base salaries may exceed the market 50th percentile. Throughout this report, comparisons to the 50th percentile refer to figures that have been weighted to reflect the size of the business unit, as measured by a regression analysis of sales, in comparison to the broader group of 27 publicly-held industrial companies.

   Dr. Coffman, the Chief Executive Officer of the Corporation since August 1997, received in 1998 a base salary increase of 16.7%. This increase represented the Committee's recognition of Dr. Coffman's strong performance and steady leadership in a complex business environment. In comparison to the chief executive officers of the Comparator Group, Dr. Coffman's current base salary is approximately 2.5 percent below the 50th percentile. In 1998, the base salary levels for the named executives, excluding Dr. Coffman, were approximately 12 percent above the 50th percentile.

   ANNUAL COMPENSATION - INCENTIVE. The Corporation maintains an incentive plan known as the Lockheed Martin Management Incentive Compensation Plan ("MICP"). All of the executive officers of the Corporation participate in the MICP. The MICP provides executives with an opportunity to earn additional cash compensation based on an appraisal by the Committee of an executive's individual contribution to certain pre-established performance goals of the Corporation or a specified business unit.

   Each participant in the MICP is assigned a targeted percentage of base salary determined by the level of importance and responsibility of the participant's position in the Corporation. The target percentages are in a range that is comparable to incentive targets for similar positions in the Corporation's Comparator Group. Consistent with the Committee's objective of focusing management attention on corporate performance, the amount of incentive compensation generated by the target percentage is adjusted after assessment of business unit performance, or in the case of corporate staff overall corporate performance, as well as a participant's individual contribution to such performance. The resulting adjustments may increase or decrease the incentive award for a participant. For example, if the maximum positive and negative adjustments for individual and corporate performance are made, the amount of incentive compensation that the Chief Executive Officer is eligible to receive can range from 137 to 0 percent of base salary.

   Adjustments for business unit and corporate performance are recommended by the Corporation's executive office, subject to the review and approval of the Committee. The adjustments are based upon consideration of the achievement of targeted goals that include standard measures of financial performance such as orders, sales, earnings, earnings per share, return on equity, cash generation, and backlog. In addition, technical achievement, product performance and quality, customer satisfaction, contract award fees and adherence to ethical standards are also considered. These goals are established at the beginning of each plan year and, during 1998, particular emphasis was placed on cash flow performance, orders and earnings before interest and taxes. The Committee considers subjective measures of individual performance such as adherence to and implementation of the Corporation's policy on ethics and standards of conduct, customer satisfaction, process improvement and product quality. In performing these evaluations, except as to any award to be made to the Chief Executive Officer, the Committee also considers the recommendations of the Chief Executive Officer. Evaluation of the performance of the Chief Executive Officer is performed by the Committee.

   The Committee retains complete discretion in performing these reviews and in determining the amount of actual awards, if any. Consequently, no particular analytical weighting of criteria is required and actual awards may fall above or below the Comparator Group 50th percentile. The total amount of MICP awards may be further affected by the amount of funds allocated for awards. If the amount allocated by the Board of Directors is less than the aggregate of all proposed payments, payments will be reduced on a pro rata basis.

   For purposes of determining awards under the MICP for Dr. Coffman and the other four named executive officers, the Committee measured the Corporation's or business unit's performance against the various financial, business development and operations goals discussed above. The Corporation and its management met with particularly difficult challenges during 1998, which were exacerbated by events that occurred in the fourth quarter. Anticipating analysts' projections that were above corporate expectations, the Corporation issued an advisory press release in December that stated that it did not expect to meet these projections. The effect was to revise downward analysts' projections. Following the announcement, the Corporation's stock price declined. The Committee believes that an evaluation of senior executives' performance based solely upon the performance of the Corporation's stock price would represent a narrow approach to evaluating overall corporate performance and would ignore the accomplishments described in this report as well as the breadth of operating responsibility for each of the named Executives. Based on consideration of many diverse factors, including the fact that 1998 was Dr. Coffman's first full year as Chief Executive Officer and that the Corporation was highly profitable in 1998 with excellent cash flows and technical achievement, Dr. Coffman received an annual incentive award of $1,250,000 which represented approximately 102 percent of base salary or approximately 51 percent of total cash compensation. Compared to the Comparator Group, Dr. Coffman's incentive award was approximately 22 percent below the 50th percentile, while his total cash compensation was approximately 14 percent below the 50th percentile. With respect to the remaining four named executive officers as a group, on average, annual awards represented approximately 83 percent of base salary or 45 percent of total cash compensation and were approximately 19 percent above the average annual awards of the Comparator Group, while total cash compensation for the group was approximately 15 percent above the market 50th percentile. The reference to total cash compensation here and elsewhere in this report includes annual base salary as of the end of 1998 and the incentive award paid in 1999 for 1998 performance.

   LONG-TERM COMPENSATION - OMNIBUS PERFORMANCE AWARD PLAN. The Lockheed Martin Omnibus Performance Award Plan ("Omnibus Plan") is designed to provide the Corporation's executives with the opportunity for financial reward directly correlated with increases in stockholder value. The Omnibus Plan provides for the granting of stock-based or cash-based incentive awards based on the performance of the Corporation under specified criteria. In previous years, only nonqualified stock options were granted under the Omnibus Plan. During 1998, the Committee undertook a comprehensive study, with the assistance of independent consultants, to review the Corporation's executive compensation program. The purpose of the study was to ensure that the Corporation's overall executive compensation structure was competitive with compensation programs offered by members of the Comparator Group. The findings of the study concluded that the long-term incentive compensation element in particular was significantly below the Comparator Group for the named executives. Therefore, the Committee determined that the implementation of a new long-term performance-based compensation program was appropriate and in October 1998, the Stock Option Subcommittee granted long-term performance target awards to approximately 75 key management employees under the Long-term Performance Incentive ("LTIP") award program. The new LTIP program, discussed more fully below, is a multi-year program beginning in 1999 and is designed to continue the focus of senior management on the long-term financial performance of the Corporation.

Stock Options

   Stock options were awarded under the Omnibus Plan by the Stock Option Subcommittee to executive officers and a group of approximately 2,100 key personnel in 1998. Stock options tie compensation directly to the future value of the Corporation's common stock and confer upon recipients an ownership interest in the Corporation. All options awarded have an exercise price equal to the closing market price of the Corporation's common stock on the date of grant, and, therefore, have no value to the recipient unless the price of the Corporation's common stock increases. Additionally, the vesting periods associated with stock options encourage continued employment with the Corporation.

   The number of options granted to key executives is based upon survey data relating to the Comparator Group. Because long-term awards vest over time, the Committee grants new awards to key executives to provide continuing incentives for future performance without regard to the number of options currently held by the recipient. The Committee believes that stock ownership by executives is extremely important and discusses the Corporation's stock ownership guidelines under the caption "Stock Ownership Guidelines." The determination of the number of options awarded is within the complete discretion of the Subcommittee, under the same procedures as are followed by the Compensation Committee in determining the amount of incentive compensation awards. Consistent with the Corporation's compensation philosophy, the Subcommittee strives to provide option awards to key executives, as a multiple of base salary, near the average of long-term awards made by firms in the Corporation's Comparator Group.

Long-term Incentive Compensation

   The LTIP program, inaugurated in 1998 with the first cycles beginning in 1999, provides an additional incentive for management to maximize and sustain stockholder value because any payments under the program will be directly linked to total stockholder return over a number of years. Each LTIP recipient is assigned a dollar target amount (the "Target Award") the amount of which is within the complete discretion of the Stock Option Subcommittee.

   At the end of a specified performance period, with the first performance period beginning in 1999, the actual cash award an LTIP participant would be eligible to receive may be larger or smaller than such Target Award, or no award at all, depending on the Corporation's relative ranking of total stockholder return to the total stockholder return of the companies in the Standard & Poor's 500 Index ("S&P 500"). Total stockholder return is measured by the change in the price of the Corporation's common stock over the performance period and the value of dividends paid during that period. Total stockholder return for each corporation included in the S&P 500 shall be computed from data available to the public and the ranking shall be made using generally accepted analytical procedures. The period for measuring performance under the new awards program begins January 1, 1999. A more detailed description of the program, as well as the threshold, target and maximum awards for Dr. Coffman and the four highest-paid executive officers appears on page 13.

   The value of Dr. Coffman's LTIP award, together with the grant of 220,000 options, was at approximately the 50th percentile of total long-term compensation. The remaining named executives received on average long-term compensation awards and option awards that were at approximately the 50th percentile level of total long-term compensation awards granted by the companies included in the Comparator Group.

   SUMMARY. Dr. Coffman's total compensation for 1998, consisting of base salary, annual incentive compensation and long-term compensation was approximately 32 percent below the 50th percentile. The total compensation of the remaining named executives for 1998 was 9 percent below the 50th percentile. The above values do not include values related to the LTIP awards because the performance cycles do not begin until 1999.

Relationship of Awards to Corporate Performance

   Overall, 1998 was a year in which the Corporation faced a challenging and complex business environment that resulted in performance issues for certain of its businesses. These issues included the delay of commercial satellite launches from 1998 to 1999, declines in other commercial space activities, delayed deliveries of C-130J airlift aircraft from 1998 to 1999 and disappointing performance in the Corporation's commercial information product companies. When it became evident in December 1998 that many of these issues would become exacerbated at year-end because of further launch vehicle and aircraft delivery delays, the Corporation issued a press release revising its earnings estimates. As noted previously, following the announcement, the Corporation's stock price declined. In the Committee's opinion, even under these circumstances, the 1998 year-end share price did not fully reflect the core strengths of the Corporation, which include strong operating cash flows, continued development of premier technology, a diversified program base and a strong competitive position. (The annual average return since public trading of the Corporation's common stock began on March 16, 1995, is 16 percent. This return compares favorably with the 13 percent return of the Peer Issuers Index.)

   In addition, the Committee concluded that the year-end stock price did not reflect accomplishments of the named executives, including Dr. Coffman. During 1998, the Corporation achieved a 97 percent Mission Success record, the Corporation's internal "report card" on approximately 900 measurable events, and the Corporation was successful in earning 94 percent of all possible award fees, the customers' "report card" on the Corporation. The Corporation achieved a greater than 60 percent win rate relative to both programs and dollars bid. The Corporation's consolidation efforts also continued to benefit stockholders, customers and taxpayers, and the Corporation is on track to attempt to achieve, by 1999, projected annual savings of nearly $2.6 billion from consolidation initiatives arising from previous merger and acquisition activities. The Corporation's aggressive cost-reduction program, LM21 Best Practices, is expected to fuel margin expansion and sales growth by providing estimated annual savings of between $2.5 -- $3.0 billion. Free cash flow for 1998 was in excess of $1.5 billion. Finally, as in prior years, portfolio shaping remained an important part of the Corporation's long-term strategy. Despite the disappointment of the U.S. Government's decision to oppose the proposed combination with Northrop Grumman, the Corporation was proactive in the merger and acquisition arena. During 1998, the Corporation announced its intention to effect a business combination with COMSAT Corporation, a leader in the international satellite communications services and digital networking services and technology businesses, and the formation of a joint venture with GE American Communications, Inc. to serve the communications needs of the Asia-Pacific region. The Corporation also acquired several postal service companies and a leading provider of photo enforcement technology services, and has remained aggressive in divesting non-core businesses. The Committee believes that these and other achievements reflect the leadership and hard work of a dedicated management team that includes the named executives.

Stock Ownership Guidelines

   The Board of Directors believes that a close alignment of the interests of the Corporation's executives and its stockholders is imperative. Reflecting this belief, in 1995, the Board adopted stock ownership guidelines that apply to employees of the Corporation who participate in the MICP and who have an annual base salary of $100,000 or more. Under the guidelines, the Chief Executive Officer is expected to have an ownership interest in the Corporation's common stock of at least five times his or her base salary. The President is expected to have an ownership interest in the Corporation's common stock of at least four times his or her base salary. Executive Vice Presidents, Sector Presidents and Senior Vice Presidents, a grouping that includes the remaining named executives, are expected to have ownership interests of three times base salary. Other employees subject to the guidelines are expected to have ownership interests of two times base salary. Although there is no specific period in which an employee subject to the guidelines must meet these targets, continuous progress is expected and employees must certify annually that they are making such progress. Ownership represented by unexercised stock options is not considered for the purpose of meeting the guidelines. The Corporation has recommended that employees who have not reached their targets use specified percentages of any incentive compensation award they receive to do so.

Executive Compensation - Tax Deductibility

   For Federal income tax purposes, publicly held corporations are not permitted to deduct compensation paid to any named executive in excess of $1 million unless it is performance based. As discussed under the caption "Role of Stock Option Subcommittee," stock option grants and long-term performance awards under the Omnibus Plan made by the Committee are intended to meet the requirements for deductible performance-based compensation under IRC Section 162(m). The Committee believes that the decrease in tax liability that would result from further action to reduce exposure to the $1 million limitation is of insufficient magnitude to warrant alteration to the present compensation system which is achieving the compensation objectives of the Committee discussed above and which retains the flexibility of the Committee to exercise subjective judgment in assessing an executive's performance. The Committee has concluded that approximately $800,000 of the compensation awarded in 1998 is not deductible on account of the $1 million limitation.

   Submitted by the Compensation Committee and Stock Option Subcommittee,



   Edward E. Hood, Jr.                             Eugene F. Murphy
   -------------------------                       -------------------------
   Chairman - Compensation Committee               Compensation Committee
   Chairman - Stock Option Subcommittee



   Caleb B. Hurtt                                  Allen E. Murray
   -------------------------                       -------------------------
   Compensation Committee                          Compensation Committee
                                                   Stock Option Subcommittee

   Gwendolyn S. King                               Frank Savage
   -------------------------                       -------------------------
   Compensation Committee                          Compensation Committee
   Stock Option Subcommittee                       Stock Option Subcommittee

EXECUTIVE BENEFITS

   The Lockheed Martin Post-Retirement Death Benefit Plan for Elected Officers provides a death benefit for retired elected officers of the Corporation at a level of 1.5 times the officer's base salary at the time of retirement. The amount payable under the plan is reduced to the extent an officer has not waived his or her benefits (if any) under the Martin Marietta Post-Retirement Death Benefit Plan or the Lockheed Post Retirement Death Benefit Plan. During active employment, officers of the Corporation are provided personal liability insurance coverage of $5 million and accidental death and dismemberment coverage of $1 million.

   Under the Lockheed Martin Deferred Management Incentive Compensation Plan, key management employees may defer receipt of all or a portion of an incentive compensation award or long-term incentive performance award. The amount with accrued earnings generally will be paid in a lump sum or in up to fifteen annual installments as elected by the employee at the time the employee makes a deferral election. A participant may elect to receive earnings on amounts deferred by reference to either (i) the published rate for computing the present value of future benefits under Cost Accounting Standard No. 415; or (ii) the performance of the Corporation's common stock (including reinvestment of dividends). All amounts accumulated under the plan must be paid in a lump sum within fifteen days following a change of control.

   Prior to March 15, 1995, Lockheed had entered into severance agreements (the "Termination Benefits Agreements") with officers of that corporation. Those agreements generally provided for the payment of certain benefits described below if, within three years after the occurrence of certain events with respect to Lockheed, the covered officer either (a) was terminated by Lockheed (other than on account of death, disability or retirement of the officer or for "cause" as defined in the Termination Benefits Agreements), or (b) terminated his or her employment with Lockheed for "good reason" (as defined in the Termination Benefits Agreements).

   Dr. Coffman and Mr. Blackwell held Termination Benefits Agreements. Dr. Coffman voluntarily waived his rights under his Termination Benefits Agreement as it related to the Combination. The Termination Benefits Agreements expired on March 15, 1998.

   Lockheed Martin has entered into retention agreements with certain officers of the Corporation. If the Corporation wins a specified major program competition, and the covered executive remains employed through December 31, 2001, the benefit ("retention benefit") will be equal to two times annual base salary and the average of the prior three years' actual bonus payments. If the Corporation does not win the specified program competition, the retention benefit will be reduced by one-third. If the covered executive terminates employment with Lockheed Martin prior to December 31, 2001, a pro rata share of the retention benefit, reduced by one-third, will be paid. In the event the specified program award decision is delayed beyond December 31, 2001, one-third of the retention benefit may be deferred, or paid, at the discretion of the Compensation Committee of the Board of Directors. If the specified major program competition results in a partial award to the Corporation, the partial award will be considered a competition win. Mr. Blackwell has a retention agreement.

DEFINED CONTRIBUTION PLANS

   The Corporation sponsors a number of different defined contribution plans which cover virtually all employees of the Corporation. During 1998, the Lockheed Martin Salaried Savings Plan ("Salaried Savings Plan") covered the named executive officers.

   The Salaried Savings Plan permits eligible employees to make regular savings contributions on a pre-tax or after-tax basis. For the year ending December 31, 1998, participants could contribute up to 17 percent of their current base salary (maximum of 16 percent on a pre-tax basis) subject to the limitations imposed by the Internal Revenue Code. In addition, the Corporation made a matching contribution to the participant's account equal to 50 percent of up to the first 8 percent of compensation contributed by the participant.

   All contributions to the Salaried Savings Plan are 100 percent vested. Full distribution under the Salaried Savings Plan is generally made upon the termination, layoff, retirement, disability or death of the participant.

   Participants in the Salaried Savings Plan may direct the investment of employee contributions among eleven different investment options including unitized funds invested in the Corporation's common stock. One hundred percent of the Corporation's matching contribution is invested in the ESOP Stock Fund, which is in part funded by an employee stock ownership feature of the plan.

   Because of the limitations on annual contributions to the Salaried Savings Plan contained in the Internal Revenue Code, certain employees are not allowed to elect to contribute the maximum 17 percent of compensation otherwise permitted by the Salaried Savings Plan. The Lockheed Martin Supplemental Savings Plan ("Supplemental Plan") has been established for certain Salaried Savings Plan participants affected by these limits. Earnings credited to a Supplemental Plan account mirror the participant's investment elections under the Salaried Savings Plan including investments in the Corporation's common stock, except that investments in the Supplemental Plan reflect only bookkeeping entries rather than actual purchases of the underlying instruments. The Supplemental Plan provides for payment following termination of employment in a lump sum or up to twenty annual installments. All amounts accumulated and unpaid under the Supplemental Plan must be paid in a lump sum within fifteen calendar days following a change in control, as defined in the plan document.

PENSION PLANS

   The Corporation sponsors a number of pension plans for employees. During 1998, the named executive officers participated in the Lockheed Martin Retirement Program, which is made up of a number of component pension plans, including the Lockheed Martin Retirement Plan for Certain Salaried Employees (the "Lockheed Plan") and the Lockheed Martin Retirement Income Plan (the "Martin Plan"). The Lockheed Plan covers employees previously employed by Lockheed while the Martin Plan covers employees previously employed by Martin Marietta.

   The calculation of retirement benefits under the Lockheed Martin Retirement Program is determined by a formula which takes into account the participant's years of credited service and average compensation for the highest three consecutive years of the last ten years of employment with the Corporation preceding retirement. Average compensation includes the employee's normal rate of pay (without overtime), bonuses earned under the MICP and lump sum payments in lieu of a salary increase. Normal retirement age is 65; however, benefits are payable as early as age 55 at a reduced amount or without reduction at age 60. Certain employees who retire between age 60 and 62 are eligible for supplemental payments ending at age 62.

   During a five-year period ending on June 30, 2002, an employee who participated in the Lockheed Plan or the Martin Plan prior to July 1, 1997 will receive his or her pension calculated in accordance with the formula used in the Lockheed Martin Retirement Program or if the pension benefit would be greater, in accordance with the formula under the Lockheed Plan or the Martin Plan, whichever is applicable.

   The formula for calculating pension benefits under the Lockheed Plan is similar to that used in the Lockheed Martin Retirement Program except that average compensation is based on the highest five consecutive years of the last ten years of employment. In addition, if an employee's age and years of credited service equal or exceed 85, a participant can retire as early as age 55 without actuarial reduction.

   The Lockheed Plan provides that, in the event of a change in control of Lockheed (as defined in the plan document in effect on June 30, 1997), (i) the Lockheed Retirement Plan may not be terminated and the benefits payable thereunder may not be adversely modified for a period of two years following such change in control; (ii) the Lockheed Retirement Plan may not be merged or consolidated with an underfunded plan during the five-year period following such change in control; and (iii) if the Lockheed Retirement Plan is terminated within the five-year period following such change in control, any surplus assets remaining after satisfaction of all plan liabilities, taxes and other rightful claims of the U.S. Government shall be transferred to a trust and applied solely to the payment of certain employee benefits otherwise payable to employees and retirees (e.g., retiree medical benefits). In addition, during the five-year period following a change in control, the Lockheed Retirement Plan may not invest in securities issued by Lockheed or any affiliate of Lockheed, any entity in which 10 percent or more of the equity interests are held in the aggregate by officers, directors or affiliates of Lockheed, or by 5 percent stockholders of Lockheed. The Combination constituted a change in control under the Lockheed Retirement Plan.

   The formula for calculating pension benefits under the Martin Plan is similar to that used in the Lockheed Martin Retirement Program except that the formula takes into account amounts earned during the year as base salary, MICP bonuses awarded that year, lump sum payments in lieu of a salary increase and overtime. Certain participants who retire as early as age 55 are also eligible for supplements payable until age 62 based on years of credited service.

   The Lockheed Martin Retirement Program became effective July 1, 1997. Prior to that date, pension benefits were calculated only under the applicable formula in the Martin Plan or the Lockheed Plan.

   Certain salaried employees of the Corporation also participate in nonqualified supplemental retirement plans. These supplemental plans pay benefits in excess of Internal Revenue Code limits on qualified plan benefits or in some instances in accordance with a grandfathered or special pension formula. The supplemental plans generally pay benefits at the same time and in the same form as benefits are paid under the Lockheed Martin Retirement Program, although lump sum payments are available under some supplemental plans. The plans providing supplemental benefits to the Lockheed Plan provide that any participant receiving annuity benefits under such plans at the time of a change in control of Lockheed, as defined, will receive, in lieu of the continuation of such annuity payments, the actuarial equivalent of such benefits in a lump sum payable within thirty calendar days following the change in control.

   The amounts listed on the tables that follow are not subject to any deduction for Social Security benefits or other offsets and are computed as single life annuities.

   As of December 31, 1998, the estimated annual benefits payable upon retirement at age 65 for the individuals named in the compensation table, based on continued employment at current compensation, are as follows: Dr. Coffman-$1,556,767; Mr. Teets-$1,015,447; Mr. Bennett-$712,182 (based on Mr.
Bennett's retirement effective January 31, 1999); Mr. Corcoran-$715,913 and Mr. Blackwell-$509,626. These amounts (as do the amounts shown on the tables) include benefits payable under the supplemental plans. The years of credited service as of December 31, 1998, for Messrs. Coffman, Teets, Bennett, Corcoran and Blackwell were 31 years, 36 years, 40 years, 31 years and 29 years, respectively.

   Set forth below are pension tables which show the estimated annual benefits payable upon retirement for specified earnings and years of service under the Lockheed Plan and the Martin Plan.

            MAXIMUM ANNUAL BENEFIT PAYABLE UPON NORMAL RETIREMENT
                                   LOCKHEED PLAN(1)

===============================================================================
  FIVE-YEAR
   AVERAGE     15 YEARS OF 20 YEARS OF  25 YEARS OF  30 YEARS OF  40 YEARS OF
 COMPENSATION    SERVICE     SERVICE      SERVICE      SERVICE      SERVICE
===============================================================================
   $ 100,000      21,915      29,220         36,525       43,830       58,440
-------------------------------------------------------------------------------
     150,000      33,165      44,220         55,275       66,330       88,440
-------------------------------------------------------------------------------
     200,000      44,415      59,220         74,025       88,830      118,440
-------------------------------------------------------------------------------
     300,000      66,915      89,220        111,525      133,830      178,440
-------------------------------------------------------------------------------
     400,000      89,415     119,220        149,025      178,830      238,440
-------------------------------------------------------------------------------
     500,000     111,915     149,220        186,525      223,830      298,440
-------------------------------------------------------------------------------
     600,000     134,415     179,220        224,025      268,830      358,440
-------------------------------------------------------------------------------
     700,000     156,915     209,220        261,525      313,830      418,440
-------------------------------------------------------------------------------
     800,000     179,415     239,220        299,025      358,830      478,440
-------------------------------------------------------------------------------
     900,000     201,915     269,220        336,525      403,830      538,440
-------------------------------------------------------------------------------
   1,000,000     224,415     299,220        374,025      448,830      598,440
-------------------------------------------------------------------------------
   1,200,000     269,415     359,220        449,025      538,830      718,440
-------------------------------------------------------------------------------
   1,400,000     314,415     419,220        524,025      628,830      838,440
-------------------------------------------------------------------------------
   1,600,000     359,415     479,220        599,025      718,830      958,440
-------------------------------------------------------------------------------
   1,800,000     404,415     539,220        674,025      808,830    1,078,440
-------------------------------------------------------------------------------
   2,000,000     449,415     599,220        749,025      898,830    1,198,440
-------------------------------------------------------------------------------
   2,500,000     561,915     749,220        936,525    1,123,830    1,498,440
-------------------------------------------------------------------------------
   2,700,000     606,915     809,220      1,011,525    1,213,830    1,618,440
===============================================================================

(1) All figures listed in the chart are benefits payable under the greater of the Lockheed Martin Retirement Program or the Lockheed Plan. In 1999, benefits calculated under the Lockheed Plan would always be greater.

                 MAXIMUM ANNUAL BENEFIT PAYABLE UPON NORMAL RETIREMENT
                                    MARTIN PLAN(1)

===============================================================================
    FIVE-YEAR    15 YEARS     20 YEARS                  30 YEARS    40 YEARS
     AVERAGE        OF           OF        25 YEARS         OF         OF
  COMPENSATION   Service(2)   Service(2)  OF SERVICE(3) Service(3)  Service(3)
===============================================================================

     $ 100,000     $ 21,333    $ 28,444     $  46,418   $ 51,576     $  57,204
-------------------------------------------------------------------------------
       150,000       32,583      43,444        71,168     79,076        87,454
-------------------------------------------------------------------------------
       200,000       43,833      58,444        95,918    106,576       117,704
-------------------------------------------------------------------------------
       300,000       66,333      88,444       145,418    161,576       178,204
-------------------------------------------------------------------------------
       400,000       88,833     118,444       194,918    216,576       238,704
-------------------------------------------------------------------------------
       500,000      111,333     148,444       244,418    271,576       299,204
-------------------------------------------------------------------------------
       600,000      133,833     178,444       293,918    326,576       359,704
-------------------------------------------------------------------------------
       700,000      156,333     208,444       343,418    381,576       420,204
-------------------------------------------------------------------------------
       800,000      178,833     238,444       392,918    436,576      480,704
-------------------------------------------------------------------------------
       900,000      201,333     268,444       442,418    491,576       541,204
-------------------------------------------------------------------------------
     1,000,000      223,833     298,444       491,918    546,576       601,704
-------------------------------------------------------------------------------
     1,200,000      268,833     358,444       590,918    656,576       722,704
-------------------------------------------------------------------------------
     1,400,000      313,833     418,444       689,918    766,576       843,704
-------------------------------------------------------------------------------
     1,600,000      358,833     478,444       788,918    876,576       964,704
-------------------------------------------------------------------------------
     1,800,000      403,833     538,444       887,918    986,576     1,085,704
-------------------------------------------------------------------------------
     2,000,000      448,833     598,444       986,918  1,096,576     1,206,704
-------------------------------------------------------------------------------
     2,500,000      561,333     748,444     1,234,418  1,371,576     1,509,204
-------------------------------------------------------------------------------
     2,700,000      606,333     808,444     1,333,418  1,481,576     1,630,204
===============================================================================


(1) All figures listed in the chart above are benefits payable under the greater of the Lockheed Martin Retirement Program or the Martin Plan.

(2) When the Martin Plan was amended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a modified version of the existing benefit accrual formula was preserved for certain employees who were participating in the Plan prior to October 1, 1975 ("Pre-ERISA Formula"). Employees who became participants on or after that date accrue benefits under a different formula ("Post-ERISA Formula"). In January 1991, the Martin Plan was amended to provide that future accruals for all highly compensated employees would be based on the Post-ERISA Formula. As a result of the amendment, if an employee would receive less from the Martin Plan than would have been otherwise received under the Pre-ERISA Formula, the Corporation intends to make up the difference out of general corporate assets. The amounts in this column are calculated under the Post-ERISA Formula.

(3) Calculated under the Pre-ERISA Formula.

STOCK PRICE PERFORMANCE GRAPH

           Lockheed Martin     S&P 500      Peer Issuers Index
16-Mar-95        100             100                100
Mar-95           102             101                105
Jun-95           123             111                119
Sept-95          131             119                131
Dec-95           155             127                149
Mar-96           150             133                157
Jun-96           167             139                163
Sep-96           180             144                178
Dec-96           183             156                186
Mar-97           169             160                172
Jun-97           209             188                196
Sept-97          216             202                212
Dec-97           201             207                194
Mar-98           230             236                210
Jun-98           217             244                195
Sep-98           208             220                168
Dec-98           176             267                161

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires that the Corporation's officers and directors and persons who own more than 10 percent of a registered class of the Corporation's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Corporation. Based solely on its review of copies of the forms received by it, or written representations from reporting persons that they were not required to file a Form 5, the Corporation believes that, with respect to transactions required to have been reported in 1998 or in 1999 on a Form 5 for the year ended December 31, 1998, all filing requirements were complied with on a timely basis, except that the timely filing on behalf of one executive officer, Mr. Robert J. Stevens, of one report covering one purchase transaction was not made and was subsequently filed. In addition, the filings on behalf of all executive officers covering the accumulation of benefits in phantom stock accounts under the Corporation's Supplemental Salaried Savings Plan were not timely made on Form 5 and were subsequently filed.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors recommends that the stockholders ratify the appointment of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Corporation in 1999. The ratification of the appointment of Ernst & Young LLP is being submitted to the stockholders because the Board of Directors believes this to be good corporate governance. If the stockholders fail to ratify this appointment, the Board of Directors will review the matter. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS IN 1999.

PROPOSED LOCKHEED MARTIN DIRECTORS EQUITY PLAN

   The Board of Directors has adopted the Lockheed Martin Directors Equity Plan (the "Equity Plan"), subject to the approval by the Corporation's stockholders. The purpose of the Equity Plan is to attract, motivate and retain experienced and knowledgeable directors of the Corporation and to further align their economic interests with the interests of stockholders generally. The Equity Plan is one component of a new, simplified compensation program for directors, as described under the section entitled "Board of Directors." Adoption of the new program follows an extensive Board review of outside director compensation based on an independent analysis of market data. If approved, compensation awarded under the Equity Plan will constitute approximately 50% of each eligible director's compensation per year, a change the Board believes is appropriate to align director compensation more closely with stockholder value. The remaining portion is payable in cash and may be deferred at the director's election into a deferred account earning interest at a rate that tracks the performance of the prime rate, the published index for the Standard & Poor's 500 (with dividends reinvested) or the performance of the Corporation's common stock. The Board of Directors recommends that the stockholders approve the Equity Plan. If the stockholders fail to ratify the proposed Plan, the Board of Directors will review the matter.

   The following description of the Equity Plan's principal features is qualified in its entirety by reference to the complete text of the Equity Plan, a copy of which is set forth in the Appendix to this Proxy Statement.

   Under the Equity Plan, each eligible director will elect to receive, on May 1 of each year (following election at the Annual Meeting), one of the following awards: (1) 1,200 stock units; (2) 600 stock units and options to purchase 1,800 shares of the Corporation's common stock; or (3) options to purchase 3,600 shares of the Corporation's common stock. Eligible directors include all directors who are not officers or employees of the Corporation or its subsidiaries. Thirteen of the Corporation's proposed directors will be eligible on May 1, 1999 to participate in the Equity Plan. Upon approval of the Equity Plan by the stockholders, the Corporation intends to register under the Securities Act of 1933 one million shares of the Corporation's common stock.

   Stock Units. A stock unit is a bookkeeping entry that represents the value of a share of the Corporation's common stock. All stock units will be fully vested on the first anniversary of the grant date. Upon a director's termination of service from the Corporation's Board of Directors, the Equity Plan provides that a director's accrued stock units will be distributed, at the election of the director, in whole shares of the Corporation's common stock or an amount in cash based on the fair market value of the Corporation's common stock. A director may irrevocably elect to receive his or her accrued stock units in a lump sum or in equal annual installments over a period of up to ten years after termination of service. In the case of a director's termination of service as a result of death or disability, however, the stock units will be paid in a lump sum. During the period a director's interest is represented by stock units, a director will have no voting, dividend or other rights with respect to the shares, but will receive additional stock units representing dividend equivalents based on cash distributions on the underlying shares (converted to stock units based on the closing market price of the Corporation's common stock on the applicable dividend payment dates).

   Options. Under the Equity Plan, options are rights to purchase a specified number of shares of the Corporation's common stock at an exercise price equal to 100% of the fair market value of the stock on the grant date. The options granted pursuant to the Equity Plan are non-qualified stock options and have a term of ten years. Except in certain circumstances, options vest on the first anniversary of grant. If a director's service ceases by reason of normal retirement (i.e., retirement at the end of a director's term), death or disability, a director (or his estate, as the case may be) will have the right to exercise his or her options. A director will have no voting, dividend or other stockholder rights for the shares of common stock covered by an option until the director becomes the holder of record of those shares.

   Administration; Change in Control. The Equity Plan will be administered by the Board of Directors' Nominating Committee and may be amended by the Nominating Committee in its sole discretion, without stockholder approval. No guidelines have been established relating to the nature of any amendments that may be made without stockholder approval; however, such approval may be required to preserve the qualifying status of the Equity Plan under Rule 16b-3 under the Exchange Act. Any amendments made without stockholder approval could increase the costs of the Equity Plan. A director's consent would be required to revoke or alter an outstanding award in a manner unfavorable to such director. The term of the Equity Plan is ten years, subject to earlier termination by the Nominating Committee.

   The aggregate number of shares of common stock that may be issued under the Equity Plan may not exceed one million shares. This number of shares is subject to adjustment in event of a stock split, recapitalization or other reorganization.

   Upon a "Change in Control" of the Corporation (as defined in the Equity
Plan), a director's stock units and outstanding options become fully vested, and directors will have the right to exercise their options immediately. A Change in Control under the Equity Plan is defined generally to include a change in ownership involving 25% or more of the outstanding voting securities of the Corporation (or a combined entity), a transfer of substantially all of the Corporation's assets or a change in majority of the members of the Corporation's Board of Directors as a result of any such change or reorganization or contested election.

   Federal Tax Consequences. In general, under current federal income tax laws, stock units under the Equity Plan will be includible in a director's taxable income and deductible to the Corporation based on the fair market value of the common stock at the time stock units are paid in cash or shares following termination of service.

   A director will not recognize income upon the grant of an option to purchase shares of common stock. Upon exercise of the option, a director will recognize ordinary income equal to the excess of the fair market value of the common stock on the date the option is exercised over the option price for such stock. The tax basis of the option stock will equal the option price for the stock plus the amount of ordinary income that the director recognizes upon exercise of the option, and the holding period for the stock will commence on the day the option is exercised. A director who sells option stock will recognize a capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long-term if the stock is held for more than one year after exercise. The Corporation will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the director. The deduction will be allowed at the same time that the director recognizes the income.

   Depending upon the award selected by a director, the benefits to be awarded to the non-employee directors as a group are as follows:



                            DIRECTORS EQUITY PLAN


            POSITION                  DOLLAR VALUE(1)       NUMBER OF UNITS(2)
            --------                  ---------------       ------------------
Non-Employee Directors as a
Group (13)                               $577,200                 15,600

(1) Based on a price of $37.00 per share, the closing price for the Corporation's common stock on February 1, 1999.

(2) The table shows the aggregate value of one year's award for all 13 non-employee directors, assuming that they all elected to receive their awards entirely in stock units. Each director can elect to receive 1,200 stock units with a value of $44,400. No value is shown for a director electing to receive an award entirely in stock options. A director electing to receive 600 stock units and 1,800 stock options would receive a value equal to the 600 stock units of $22,200.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED DIRECTORS EQUITY PLAN.

STOCKHOLDER PROPOSALS

                            STOCKHOLDER PROPOSAL 1

   Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C., the owner of 448 shares of common stock of the Corporation has notified Lockheed Martin that she intends to present the following proposal at this year's Annual Meeting:

   RESOLVED: "That the stockholders of Lockheed Martin recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."



                       STOCKHOLDER'S SUPPORTING STATEMENT

   "REASONS: "The President of the U.S.A. has a term limit, so do Governors of many states.

   "Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders.

   "No director should be able to feel that his or her directorship is until retirement.

   "Last year the owners of 9,828,380 shares, representing approximately 6.4% of shares voting, voted FOR this proposal.

   "If you AGREE, please mark your proxy FOR this resolution."


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                     PROPOSAL FOR THE FOLLOWING REASONS:

   The Board has reviewed the proponent's proposal to impose term limits, and believes that the reasons for opposing the resolution in 1998, at which time it was rejected by more than 93% of shares voting, are equally valid today.

   Lockheed Martin's directors are elected annually by the Corporation's stockholders, following formal nomination by the Board's independent Nominating Committee. The Board of Directors views mandatory term limits as incompatible with the rights currently accorded to the Corporation's stockholders to choose the best qualified individuals to serve as members of their Board on an annual basis without arbitrary limits on who may serve. No director on this Board believes that his or her directorship is promised until retirement, as each director is subject to reelection on an annual basis.

   The Board disagrees with the notion implicit in the proposal that a director has only a certain number of years with which to objectively serve the Corporation. Certainly, there is a "learning curve" associated with any complex undertaking. At a time when wisdom and experience are at a premium, mandatory term limits for board membership is an idea contrary to the best interests of stockholders and incompatible with the functioning of a company as large and complex as Lockheed Martin.

   FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL.



                            ------------------------



                            STOCKHOLDER PROPOSAL 2

   The Domestic and Foreign Missionary Society of the Protestant Episcopal Church, 815 Second Avenue, New York, New York 10017-4594, the owner of 400 shares of common stock of the Corporation; The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014-1207, the owner of 200 shares of common stock of the Corporation; the School Sisters of Notre Dame Cooperative Investment Fund, 336 East Ripa Ave., St. Louis, MO 63125, the owner of 108 shares of common stock of the Corporation; the Retirement Plans for Employees of the Sisters of Mercy Regional Community of Detroit, 34605 Twelve Mile Road, Farmington Hills, Michigan 48331, the owner of 90,704 shares of common stock of the Corporation; the Medical Mission Sisters Office for Responsible Investment, 338 West Street, Hyde Park, Massachusetts 02136-1320, the owner of 200 shares of common stock of the Corporation; the Mercy Consolidated Asset Management Program, 20 Washington Square North, New York, NY 10011, the owner of 100 shares of common stock of the Corporation; the Congregation of the Sisters of Charity of the Incarnate Word, P. O. Box 230969, 6510 Lawndale, Houston, Texas 77223-0969, the owner of 2,000 shares of common stock of the Corporation; the Sisters of Mercy of the Regional Community of Detroit, 29000 Eleven Mile Road, Farmington Hills, MI 48336-1405, the owner of 4,000 shares of common stock of the Corporation; and the Dominican Province of St. Albert the Great, 1909 South Ashland Avenue, Chicago, Illinois 60608-2994, the owner of 340 shares of common stock of the Corporation, have notified Lockheed Martin Corporation that they intend to present the following proposal at this year's Annual Meeting:

   "WHEREAS the proponents of this resolution believe that the Board of LOCKHEED MARTIN should establish criteria to guide management in their defense contract bidding and implementation activities;

   "WHEREAS we believe that economic decision-making has both an ethical and a financial component;

   "WHEREAS we believe our company's ethical responsibilities include analyzing the effects of its decisions with respect to employees, communities, and nations;

   "WHEREAS we believe decisions to develop and to produce weapons can have grave consequences to the lives and/or freedom of people worldwide, if the company has not considered its ethical responsibilities ahead of time; therefore be it

     "RESOLVED that the shareholders request the Board of Directors to establish a committee to research this issue and to develop criteria for the bidding, acceptance and implementation of military contracts, and to report the results of its study to shareholders at its 2000 annual meeting. Proprietary information may be omitted and the cost limited to a reasonable amount."



                       STOCKHOLDER'S SUPPORTING STATEMENT

     "The proponents of this resolution believe that all human beings are called to seek justice and peace. An ethic of stewardship of the earth must include respect for humanity and for creation. Because we believe that corporate social responsibility in a successful free enterprise system demands ethical reflection and action upon activities that are socially useful as well as economically profitable, we recommend that the Board study include the following subjects:

      "-  Arms sales to governments that repress their citizens

      "- The connection between arms sales and geographical or political instability

      "- Lobbying and marketing activities, both in the United States and abroad, including costs

      "- Sales of weapons, parts, technology, and components convertible to military use (dual-use) to foreign governments

      "-  Transfers of technology, including co-production agreements

     "A YES vote recommends that the Board consider the above-listed criteria in a study of our company's military sales and production activities."



               THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                     PROPOSAL FOR THE FOLLOWING REASONS:

   Lockheed Martin is a global company conducting business in the international marketplace. A portion of the Corporation's international business consists of the sale of military equipment. Of these sales, some are Foreign Military Sales, where the U.S. government provides the equipment directly to the foreign government, and some are sold directly by Lockheed Martin to the foreign customer. In either instance, these sales are reviewed and approved by the U.S. Government. The U.S. Government administers a rigorous regime of approval and licensing for the sale of military hardware and permits only those sales that are consistent with United States interests and policy objectives. Lockheed Martin's international sales are strictly compliant with all provisions of U.S. law and policy.

   Since the end of the Cold War, the United States defense procurement budget has declined by 55% in real terms. Defense budgets worldwide have declined by nearly one third since 1988, and the volume of global exports of military equipment in 1997 was roughly half the volume in 1988. International sales help to offset this decline and to enable the Corporation to maintain its industrial capabilities and provide jobs for its employees.

   The present proposal supposes that the Corporation is involved in arms transfers that negatively impact the interests of the United States and threaten world peace. The Corporation's sales of defense systems to allied governments enhance the security of our country and allies. These sales have been supported by the American people's elected representatives in the Congress and by the President of the United States. The Board believes that the development of criteria for the bidding, acceptance and implementation of military contracts is properly within the purview of government policymakers and regulators. Thus, the Board believes that a special report to the stockholders as called for in the proposal would be of little value to the stockholders. Business decisions regarding the bidding and sale of the Corporation's products receive rigorous analysis by management and conform to Government policy and objectives.

   FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL.



MISCELLANEOUS

   Financial and other reports will be made available for inspection by stockholders present at the Annual Meeting, but it is not intended that any action will be taken regarding them.

   The cost of soliciting proxies has been or will be paid by the Corporation. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and the Corporation will, upon request, reimburse them for their reasonable expenses. The Corporation has retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify records related to the solicitation at a fee of $35,000 plus expenses. To the extent necessary to ensure sufficient representation at the meeting, the Corporation may request the return of proxies by telephone or otherwise. The extent to which additional requests will be necessary depends upon how promptly proxies are returned. Stockholders are urged to return their proxies without delay.

   The Board of Directors is not aware that any matters not referred to will be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting them. It is also intended that discretionary authority will be exercised to vote on any matters incidental to the conduct of the meeting.

   PROPOSALS BY STOCKHOLDERS INTENDED TO BE PRESENTED AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS OF LOCKHEED MARTIN MUST BE RECEIVED BY THE SECRETARY OF THE CORPORATION NO LATER THAN NOVEMBER 19, 1999 TO BE INCLUDED IN THE PROXY STATEMENT AND ON THE PROXY SOLICITATION/VOTING INSTRUCTION CARD THAT WILL BE SOLICITED BY THE BOARD OF DIRECTORS. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. In addition, the Bylaws of the Corporation establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders. Written notice must be delivered to the Secretary of the Corporation at its principal executive office, 6801 Rockledge Drive, Bethesda, Maryland 20817, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the stockholder proposing such a matter. Any waiver by the Corporation of these requirements relating to a particular stockholder proposal shall not constitute a waiver of any other stockholder proposal nor shall it obligate the Corporation to waive these requirements regarding future submissions of that or any other stockholder proposal. Any stockholder desiring a copy of the Bylaws of the Corporation will be furnished one without charge upon written request to the Secretary of the Corporation.






                                          Lillian M. Trippett
                                          Vice President, Corporate Secretary
                                          and Associate General Counsel

March 19, 1999

                                                                      APPENDIX

                                                        [LOCKHEED MARTIN LOGO]




                            DIRECTORS EQUITY PLAN

                              TABLE OF CONTENTS


                                   ARTICLE I

                     TITLE, PURPOSE AND AUTHORIZED SHARES




                                  ARTICLE II


                                  DEFINITIONS





                                  ARTICLE III


                                 PARTICIPATION


  3.1.  Award...............................................................A-3
  3.2.  Election............................................................A-3




                                  ARTICLE IV


                                  STOCK UNITS


  4.1.  Stock Unit Account..................................................A-3
  4.2.  Dividend Equivalents; Dividend Equivalent Stock Account.............A-3
  4.3.  Vesting of Stock Unit Account and Dividend Equivalent Stock Account.A-3
  4.4.  Distribution of Benefits............................................A-4
  4.5.  Limitations on Rights Associated with Units.........................A-4




                                   ARTICLE V


                                 STOCK OPTIONS


  5.1.  Exercise Price......................................................A-5
  5.2.  Non-transferability of Options......................................A-5
  5.3.  Vesting; Term of Options............................................A-5
  5.4.  Payment of Exercise Price...........................................A-5
  5.5.  Rights as Stockholder...............................................A-5


                                  ARTICLE VI


                                ADMINISTRATION


  6.1.  Administration......................................................A-5
  6.2.  Decisions Final; Delegation; Reliance; and Limitation on Liability..A-5

                                  ARTICLE VII


                         PLAN CHANGES AND TERMINATION


  7.1.  Adjustments upon Changes in Common Stock............................A-6
  7.2.  Amendments..........................................................A-6
  7.3.  Term................................................................A-6
  7.4.  Distribution of Shares..............................................A-6


                                 ARTICLE VIII


                                 MISCELLANEOUS


  8.1.  Limitation on Directors' Rights.....................................A-6
  8.2.  Beneficiaries.......................................................A-6
  8.3.  Corporation's Right to Withhold.....................................A-6
  8.4.  Benefits Not Assignable; Obligations Binding upon Successors........A-7
  8.5.  Governing Law; Severability.........................................A-7
  8.6.  Compliance with Laws................................................A-7
  8.7.  Plan Construction...................................................A-7
  8.8.  Headings Not Part of Plan...........................................A-7

                         LOCKHEED MARTIN CORPORATION

                            DIRECTORS EQUITY PLAN

                                 MAY 1, 1999

                                  ARTICLE I
                     TITLE, PURPOSE AND AUTHORIZED SHARES

      This Plan shall be known as "Lockheed Martin Corporation Directors Equity Plan" and shall become effective on May 1, 1999. The purpose of this Plan is to attract, motivate and retain experienced and knowledgeable directors for the Corporation and to further align their economic interests with the interests of stockholders generally. The total number of shares of Common Stock that may be delivered pursuant to awards under this Plan is 1,000,000, subject to adjustments contemplated by Section 7.1. Shares of Common Stock subject to an Option terminating or expiring for any reason prior to its exercise, and Units and Dividend Equivalents that are forfeited pursuant to the Plan, shall be available for Awards to be granted during the term of the Plan.

                                  ARTICLE II
                                 DEFINITIONS

      The following terms shall have the meaning specified below unless the context clearly indicates otherwise:

            Accounts means a Director's Stock Unit Account and Dividend Equivalent Stock Account.

            Award means an award granted pursuant to Section 3.1.

            Award Date means May 1 of each year, commencing in 1999 (or if May 1 falls on a weekend or holiday, the next following business day).

            Beneficiary shall have the meaning specified in Section 8.2(b).

            Board of Directors or Board means the Board of Directors of the Corporation.

            Change in Control means:

                  1) A tender offer or exchange offer is consummated for the ownership of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote in the election of directors of the Corporation.

                  2) The Corporation is merged, combined, consolidated,
            recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Corporation (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

                  3) Any person (as this term is used in Sections 3(a)(9) and
            13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b) (1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation.

                  4) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the "Incumbent Directors" shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, "Incumbent Directors" shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

                  5) The stockholders of the Corporation approve a plan of
            liquidation and dissolution or the sale or transfer of substantially all of the Corporation's business and/or assets as an entirety to an entity that is not a Subsidiary.

            Code means the Internal Revenue Code of 1986, as amended.

            Common Stock or Stock means shares of Common Stock of the Corporation, par value $1.00 per share, subject to adjustments made under
      Section 7.1 or by operation of law.

            Corporation means Lockheed Martin Corporation, a Maryland corporation, and its successors and assigns.

            Director means a member of the Board of Directors of the Corporation who is not an officer or employee of the Corporation or any of its subsidiaries.

            Disability means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

            Dividend Equivalent means the amount of cash dividends or other cash distributions that would have been paid by the Corporation on Stock Units then credited to a Director's Stock Unit Account had those Stock Units been shares of common stock.

            Dividend Equivalent Stock Account means the bookkeeping account maintained by the Corporation on behalf of a Director which is credited with Dividend Equivalents in the form of Stock Units in accordance with
      Section 4.2.

            Effective Date means May 1, 1999.

            Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

            Fair Market Value means the closing price of the Stock as reported on the composite tape of New York Stock Exchange issues on the relevant date, or, if no sale of Stock is reported for that date, the next preceding day for which there is a reported sale.

            Option means a Nonqualified Stock Option to purchase shares of Common Stock with the terms and conditions as described in Article V.

            Plan means the Lockheed Martin Corporation Directors Equity
      Plan.

            Retirement means retirement from the Corporation at the expiration of a Director's term.

            Stock Unit or Unit means a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to an outstanding share of Common Stock of the Corporation.

            Stock Unit Account means the bookkeeping account maintained by the Corporation on behalf of each Director which is credited with Stock Units in accordance with Section 4.1.

            Subsidiary means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

                                 ARTICLE III
                                PARTICIPATION

      3.1. Award. Commencing on May 1, 1999, and on each Award Date thereafter during the term of this Plan, each Director shall be granted, in the form elected by the Director pursuant to Section 3.2, one of the following Awards:

            (a)  1,200 Units credited to the Director's Stock Unit Account;

            (b) 600 Units credited to the Director's Stock Unit Account and Options to purchase 1,800 shares of Stock; or

            (c) Options to purchase 3,600 shares of Stock.

      3.2. Election. Prior to the Corporation's Annual Meeting of Stockholders or, in the case of a new Director, before the commencement of the Director's term of office, a Director must file an election form, as provided by the Corporation, with the Secretary of the Corporation specifying the form of the Award the Director elects to receive pursuant to Section 3.1. A Director's election shall remain in effect for Awards made in each subsequent calendar year, unless the Director files a revised election form or written revocation of the election with the Secretary of the Corporation before the subsequent Annual Meeting of Stockholders. A Director's election shall be irrevocable after the Award for a particular year is made.

                                  ARTICLE IV
                                 STOCK UNITS

      4.1. Stock Unit Account. If a Director elects the Award described in either Section 3.1(a) or 3.1(b), the Stock Unit Account of such Director shall be credited on the Award Date with either (i) 1,200 Units pursuant to Section 3.1(a) or (ii) 600 Units pursuant to Section 3.1(b).

      4.2.  Dividend Equivalents; Dividend Equivalent Stock Account.

            (a) Allocation of Dividend Equivalents. Each Director shall be entitled to receive Dividend Equivalents on the Units credited to his or her Stock Unit Account and Dividend Equivalent Stock Account, both before and after a termination of service. The Dividend Equivalents shall be credited to the Director's Dividend Equivalent Stock Account in accordance with Section 4.2(b) below.

            (b) Dividend Equivalent Stock Account. The Director's Dividend Equivalent Stock Account shall be credited with an additional number of Units determined by dividing the amount of Dividend Equivalents by the Fair Market Value of a share of Common Stock as of the date on which the dividend is paid. The Units credited to a Director's Dividend Equivalent Stock Account shall be allocated (for purposes of distribution) in accordance with Section 4.4(b) and shall be subject to adjustment in accordance with Section 7.1.

      4.3. Vesting of Stock Unit Account and Dividend Equivalent Stock Account. A Director's Units held in his or her Stock Unit Account shall vest on the first anniversary of the Award Date for such Units. A Director's Units held in his or her Dividend Equivalent Stock Account shall vest when the underlying Units in the Stock Unit Account vest. If a Director's service as a Director terminates for any reason, all nonvested Units and related Dividend Equivalents shall be forfeited. Notwithstanding the provisions of this Section 4.3, all nonvested Units and related Dividend Equivalents granted to a Director shall vest upon a Change in Control or in the event of such Director's Retirement, death or Disability.

      4.4.  Distribution of Benefits.

            (a) Commencement of Benefits Distribution. Subject to the terms of
Section 4.3 and this Section 4.4, each Director shall be entitled to receive a distribution of his or her Accounts upon a termination of service (including but not limited to a retirement or resignation) as a director of the Corporation. Benefits shall be distributed at the time or times set forth in this Section 4.4.

            (b) Manner of Distribution. The benefits payable under this Section shall be distributed to the Director in a lump sum, unless the Director elects in writing (on forms provided by the Corporation) on or before the Award Date on which the Units are granted to receive a distribution of benefits in approximately equal annual installments for up to ten years. Elections with respect to any Units in the Stock Unit Account shall apply to all Dividend Equivalent Units attributable to those Stock Units, and to all Dividend Equivalent Units. Installment payments shall commence as of the date the Accounts become distributable under Section 4.4(a). The amount of each installment shall be equal to (i) the Fair Market Value of the Units allocated to Director's Stock Unit Account and Dividend Equivalent Account, on the day immediately preceding the date of payment, divided by (ii) the number of installments yet to be paid. Notwithstanding the foregoing, if the vested balance remaining in a Director's Stock Unit Account and Dividend Equivalent Stock Account is less than 50 Units, then the remaining balance shall be distributed in a lump sum in the form of cash or Stock, as previously elected by the Director. In the event of a Change in Control or a Director's termination of services as a result of death or Disability, either prior to or after the Director has terminated service, the benefits payable under this Section shall be distributed in a lump sum in cash.

            (c) Form of Distribution. Stock Units shall be paid and distributed by means of a distribution of (i) an equivalent whole number of shares of Common Stock or (ii) cash in an amount equal to the Fair Market Value of an equivalent number of shares of Common Stock as of the business day immediately preceding the distribution. Any fractional interest in a Unit shall be paid in cash on final distribution. In the event of a termination of service, a Director may elect to have Stock Units credited to the Director's Stock Unit Account and Dividend Equivalent Stock Account paid and distributed in the form of cash or a combination of whole shares of Common Stock and cash by making a written election (on forms provided by the Corporation) at least six months prior to receipt by a Director of any distribution as to the percentage the Director elects to receive in the form of cash and the percentage the Director elects to receive in whole shares of Common Stock.

            (d) Sub-Accounts. The Administrator shall retain sub-accounts of a Director's Accounts as may be necessary to determine which Units are subject to any distribution elections under Section 4.4(b).

            (e) Limitations of Distributions. Notwithstanding anything herein to the contrary, no Units may be distributed prior to the six month anniversary of the crediting of such Units to the Director's Stock Unit Account.

      4.5. Limitations on Rights Associated with Units. A Director's Accounts shall be memorandum accounts on the books of the Corporation. The Units credited to a Director's Accounts shall be used solely as a device for the determination of the number of shares of Common Stock to be distributed to such Director in accordance with this Plan. The Units shall not be treated as property or as a trust fund of any kind, and shall not create a security interest in any property although the Corporation shall reserve shares of Common Stock to satisfy its obligations under this Plan. All shares of Common Stock or other amounts attributed to the Units shall be and remain the sole property of the Corporation, and each Director's rights in the Units is limited to the right to receive shares of Common Stock or cash in the future, in accordance with the Plan. No Director shall be entitled to any voting or other stockholder rights with respect to Units granted under this Plan. The number of Units credited under this Article shall be subject to adjustment in accordance with Section 7.1.

                                  ARTICLE V
                                STOCK OPTIONS

      All Options granted pursuant to the Plan shall be subject to the following terms and conditions:

      5.1. Exercise Price. The exercise price of an Option shall be equal to 100% of the Fair Market Value of the Stock on the day of the grant of the Option.

      5.2. Non-transferability of Options. Options shall not be assignable nor transferable by the Director otherwise than by bequest or by the laws of descent. Options shall be exercisable during the Director's lifetime only by the Director or by his or her guardian or legal representative. The designation of a Beneficiary is not a prohibited transfer.

      5.3. Vesting; Term of Options. Options shall become exercisable on the day following the first anniversary of the date the Options are granted and, subject to Section 5.3, shall expire on the tenth anniversary of the date the Options are granted. Notwithstanding the provisions of this Section 5.3, upon a Change in Control or in the event a Director's service as director terminates by reason of such Director's Retirement, death or Disability, all options shall become exercisable.

      5.4. Payment of Exercise Price. The Option's exercise price shall be paid in cash at the time of exercise, except that in lieu of all or part of the cash, the Director may tender Stock to the Corporation having a Fair Market Value equal to the exercise price, (less any cash paid). The Fair Market Value of tendered Stock shall be determined as of the close of the business day immediately preceding the day on which the Options are exercised.

      5.5 Rights as Stockholder. A Director shall have no rights as a Common Stockholder with respect to any unissued shares of Common Stock covered by an Option until the date the Director exercises the Options and becomes the holder of record of those shares of Common Stock. Except as provided in Section 7.1, no adjustment or other provision shall be made for dividends or other stockholder rights.

                                  ARTICLE VI
                                ADMINISTRATION

      6.1. Administration. This Plan shall be self-executing and operated as a formula plan. To the extent necessary for the operation of the Plan, it shall be construed, interpreted and administered by the Board or a committee appointed by the Board to act on its behalf under this Plan. Notwithstanding the foregoing, but subject to Section 7.2 hereof, the Board shall have no discretionary authority with respect to the amount or price of any Award granted under this Plan and no Director shall participate in any decision relating solely to his or her benefits (other than approval of the Award).

      6.2. Decisions Final; Delegation; Reliance; and Limitation on Liability. Any determination of the Board or committee made in good faith shall be conclusive. In performing its duties, the Board or the committee shall be entitled to rely on public records and on information, opinions, reports or statements prepared or presented by officers or employees of the Corporation or other experts believed to be reliable and competent. The Board or the committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Corporation.

      Neither the Corporation nor any member of the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action or payment in respect of an Award) to satisfy Code requirements for realization of intended tax consequences, to qualify for exemption or relief under Rule 16b-3, or to comply with any other law, compliance with which is not required by the Corporation.

                                 ARTICLE VII
                         PLAN CHANGES AND TERMINATION

      7.1. Adjustments upon Changes in Common Stock. Upon the Corporation's recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, the Committee shall make a proportionate and equitable adjustment consistent with the effect of any such event on stockholders generally (but without duplication if Dividend Equivalents are credited) in the maximum number of shares of Common Stock reserved under the Plan, in the number of Units granted under the Plan, and in the number, kind and exercise price of Options granted under the Plan to prevent dilution or enlargement of the rights of Directors under the Plan and outstanding Options.

      7.2. Amendments. The Board of Directors shall have the right to amend this Plan in whole or in part or to suspend or terminate this Plan. No amendment, suspension, or termination, however, may cancel or otherwise adversely affect in any way, without written consent, any Director's rights with respect to (i) Stock Units and Dividend Equivalents credited to his or her Stock Unit Account or Dividend Equivalent Stock Account or (ii) Options awarded prior to the effective date of the amendment, suspension or termination.

      7.3. Term. This Plan shall remain in effect for a period of 10 years from the Effective Date, but continuance of this Plan is not a contractual obligation of the Corporation. In the event that the Board of Directors decides to terminate this Plan, it shall notify the Directors of its action in writing, and this Plan shall be terminated at the time set by the Board of Directors.

      7.4. Distribution of Shares. If this Plan terminates pursuant to Section 7.2, the distribution of the Accounts of a Director shall be made at the time provided in Section 4.4 and in a manner consistent with the elections made pursuant to Section 4.4 if any.

                                 ARTICLE VIII
                                MISCELLANEOUS

      8.1. Limitation on Directors' Rights. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as provided in this Plan. No Director shall have any right to any payment or benefit except to the extent provided in this Plan. This Plan shall create only a contractual obligation of the Corporation to provide the benefits described in the Plan and shall not be construed as creating a trust. This Plan has no assets. Directors shall only have rights as general unsecured creditors of the Corporation for any amounts credited or vested and benefits payable under this Plan.

      8.2.  Beneficiaries.

            (a) Beneficiary Designation. Upon forms provided and in accordance with procedures established by the Corporation, each Director may designate in writing (and change a designation of) the Beneficiary or Beneficiaries (as defined in Section 8.2(b)) that the Director chooses to receive the Common Stock payable under this Plan after his or her death, subject to applicable laws (including any applicable community property and probate laws).

            (b) Definition of Beneficiary. A Director's "Beneficiary" or "Beneficiaries" shall be the person or persons, including a trust or trusts, validly designated by the Director or, in the absence of a valid designation, entitled by will or the laws of descent and distribution to receive the Director's benefits under this Plan in the event of the Director's death.

      8.3. Corporation's Right to Withhold. The Corporation shall satisfy state or federal income tax withholding obligations, if any, arising upon distribution of a Director's Account or of shares of Stock upon the exercise of Options by reducing the number of shares of Common Stock otherwise deliverable to the Director by the appropriate number of shares (based on the Fair Market Value on the day immediately preceding the payment) required to satisfy such tax withholding obligation. If the Corporation, for any reason, cannot satisfy the withholding obligation in accordance with the preceding sentence, the Director shall pay or provide for payment in cash of the amount of any taxes which the Corporation may be required to withhold with respect to the benefits hereunder.

      8.4. Benefits Not Assignable; Obligations Binding upon Successors. Benefits of a Director under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than pursuant to Section 8.2, shall not be permitted or recognized. Obligations of the Corporation under this Plan shall be binding upon successors of the Corporation.

      8.5. Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Maryland. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

      8.6. Compliance with Laws. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

      8.7. Plan Construction. It is the intent of the Corporation that this Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 so that Directors will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to liability thereunder. Any contrary interpretation shall be avoided.

      8.8. Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.

                            LOCKHEED MARTIN CORPORATION
                  PROXY SOLICITATION/VOTING INSTRUCTION CARD FOR
                          ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints Edward E. Hood, Jr., Eugene F. Murphy and Carlisle A. H. Trost, each of them proxies of the undersigned with respect to common stock of Lockheed Martin (the "Corporation") owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:30 a.m. on April 22, 1999, at The Broadmoor, Broadmoor West Building, 1 Lake Avenue, Colorado Springs, Colorado, and at any adjournment or postponement thereof. If the undersigned is a participant in one or more of the Corporation's 401(k) or capital accumulation plans and has stock allocated to his or her account(s), the undersigned hereby instructs the Trustee of the plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card at the Annual Meeting and any adjournment thereof and in accordance with its discretion on such other matters as may properly come before the meeting. A proportionate number of shares of stock not yet allocated to participants' accounts in the Lockheed Martin Corporation Salaried Savings Plan will be voted in accordance with the instructions of each participant in that plan who has ESOP match shares allocated to his or her account, unless the participant elects not to provide instructions with respect to such shares on the reverse side of this card. Allocated plan shares for which no card is received will be voted by the Trustee at its discretion. Unallocated shares for which no card is received will be voted by the Trustee in the same proportion as unallocated shares for which instructions are received. Stockholders and plan participants are requested to mark, date and sign this card on the reverse side and to return it promptly in the enclosed envelope, or to vote by Internet, access http://www.eproxyvote.com/lmt or to vote by telephone, dial 1-877-779-8683 (toll-free).

To vote in accordance with the Board of Directors' recommendations, please sign and date the reverse side; no boxes need to be checked.

       THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY SOLICITATION/VOTING
                               INSTRUCTION CARD.

                                    SEE REVERSE
                                       SIDE


   /\ IF CASTING VOTES BY MAIL, DETACH HERE AND RETURN PROPERLY EXECUTED PROXY
          SOLICITATION/VOTING INSTRUCTION CARD IN ENCLOSED ENVELOPE /\


                                                          [LOCKHEED MARTIN LOGO]




                          ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, APRIL 22, 1999
                    THE BROADMOOR - BROADMOOR WEST BUILDING
                  1 LAKE AVENUE, COLORADO SPRINGS, COLORADO 80906

You may vote your shares electronically by Internet or telephone. Voting electronically will eliminate the need to mail a voted Proxy Solicitation/Voting Instruction Card. Please note that participants in the Lockheed Martin Salaried Savings Plan electing not to direct the voting of unallocated shares may not vote by telephone but may still vote using the Internet. To vote by Internet or telephone, please follow the steps below:


--------------------------------------------------------------------------------
                               INTERNET VOTING STEPS:

1) Have this card (showing your voting control number in box on reverse side of this card) and your social security number/tax identification number available; then,

2) Access http://www.eproxyvote.com/lmt.

--------------------------------------------------------------------------------
                              TELEPHONE VOTING STEPS:

1) Have this card (showing your voting control number in box on reverse side of this card) and your social security number/tax identification number available; then,

2) Using a touch-tone telephone, dial
   1-877-779-8683 (TOLL-FREE).
--------------------------------------------------------------------------------


The Internet and telephone voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you before you cast your vote. You may also change your selections on any or all of the proposals to be voted.

               YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY SOLICITATION/VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS CARD WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.

--------------------------------------------------------------------------------
      DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3.
--------------------------------------------------------------------------------

1. Election of Directors
   [ ] FOR  ALL     [ ] WITHHELD

(For, except vote withheld from the following nominee(s))

------------------------------------
01. Norman R. Augustine
02. Marcus C. Bennett
03. Lynne V. Cheney
04. Vance D. Coffman
05. Houston I. Flournoy
06. James F. Gibbons
07. Edward E. Hood, Jr.
08. Caleb B. Hurtt
09. Gwendolyn S. King
10. Eugene F. Murphy
11. Frank Savage
12. Peter B. Teets
13. Carlisle A.H. Trost
14. James R. Ukropina
15. Douglas C. Yearley

2. Appointment                    FOR AGAINST ABSTAIN
   of Ernst & Young as Auditors   [ ]   [ ]     [ ]


3. Approval of the
   Lockheed Martin Corporation    FOR AGAINST ABSTAIN
   Directors Equity Plan          [ ]   [ ]     [ ]

               DIRECTORS RECOMMEND A VOTE AGAINST PROPOSALS 4 AND 5.

4. Stockholder Proposal -         FOR AGAINST ABSTAIN
   Directors Term Limits          [ ]   [ ]     [ ]

5. Stockholder Proposal -
   Report on Ethical Criteria     FOR AGAINST ABSTAIN
   in Military Contracting        [ ]   [ ]     [ ]

The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

I elect not to direct the voting of unallocated shares in the Lockheed Martin Corporation Salaried
Savings Plan. [ ]

I will attend the meeting [ ]

NOTE: If casting your vote by mail, please date and sign exactly as your name appears above and return this card in the enclosed envelope.

-------------------------------------

-------------------------------------
SIGNATURE (S)             DATE

   /\ IF CASTING VOTES BY MAIL, DETACH HERE AND RETURN PROPERLY EXECUTED PROXY
          SOLICITATION/VOTING INSTRUCTION CARD IN ENCLOSED ENVELOPE /\



                                                          [LOCKHEED MARTIN LOGO]




                                ADMISSION TICKET
      (Please bring this ticket with you if you are attending the meeting)

            ANNUAL MEETING OF STOCKHOLDERS - THURSDAY, APRIL 22, 1999
                      ROCKY MOUNTAIN BALLROOM - 10:30 A.M.
                                  THE BROADMOOR
                             BROADMOOR WEST BUILDING
                                  1 LAKE AVENUE
                           COLORADO SPRINGS, COLORADO

                                   U.S. TRUST

             NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION
        COMMON STOCK ALLOCATED TO THEIR ACCOUNTS IN THE 401(K) PLANS OF:
                           LOCKHEED MARTIN CORPORATION
                      LOCKHEED MARTIN ENERGY SYSTEMS, INC.
                   LOCKHEED MARTIN IDAHO TECHNOLOGIES COMPANY
                               SANDIA CORPORATION
                           UNITED SPACE ALLIANCE, LLC


Dear Plan Participant:

      The proxy materials at this Internet location have been prepared by the Board of Directors of Lockheed Martin Corporation ("Lockheed Martin") in connection with its solicitation of proxies for the Annual Meeting of Stockholders to be held on April 22, 1999.

      U.S. Trust Company, National Association ("U.S. Trust") is serving as a trustee of the shares of Lockheed Martin Corporation common stock ("Common Stock") held in the plans listed on the attachment hereto (the "Plans"). As a Plan participant, you may give voting instructions to U.S. Trust with respect to shares held in the Plans and appoint proxies for voting shares owned outside of the Plans. This letter provides information concerning the voting of Common Stock held in the Plans.

      The recommendations of the Board of Directors with respect to matters to be voted upon at the Annual Meeting of Stockholders are printed on the voting instruction form shown on the voting web site. If you want to follow the Board's recommendations on all matters, you can do so by checking the appropriately marked box on the Internet voting form. If you do not wish to follow the Board's recommendations on all matters, please be sure to indicate your vote for each issue separately.

      All matters to be voted upon at this meeting are extremely important and are described in the proxy materials. You should carefully read these materials and the following explanation of the voting pass-through rules of the Plans and how to provide voting instructions electronically by Internet.

VOTING DEADLINE

      In order to be assured that your voting instructions to U.S. Trust will be followed, your voting instructions must be received no later than 5 p.m.
New York City time on April 19, 1999.

U.S. TRUST'S RESPONSIBILITIES

      As a trustee of the Common Stock held in the Plans, U.S. Trust's responsibilities include providing proxy materials to participants, ensuring the confidentiality of participants' voting instructions, voting shares in accordance with participant instructions, and voting shares for which no instructions are received from participants.

VOTING INSTRUCTIONS

      ALLOCATED SHARES

      Only U.S. Trust can vote the shares held by the Plans. However, under the terms of the Plans, each participant is entitled to instruct U.S. Trust how to vote all shares allocated to his or her account. You may instruct U.S. Trust to vote for or against any particular matter or to abstain from voting on that matter.

      UNALLOCATED SHARES

      The Lockheed Martin Corporation Salaried Savings Plan ("Salaried Savings Plan") also holds shares of Common Stock which are not yet allocated to any individual's account. If you participate in the Salaried Savings Plan, you may choose to act as a "named fiduciary" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and instruct U.S. Trust how to vote a proportionate number of unallocated shares based upon the number of ESOP Match Shares currently allocated to your account. The unallocated shares for which you are entitled to provide voting instructions will be approximately .78 times the number of ESOP Match Shares shown on your electronic voting instruction form. Your voting instructions will automatically apply to a proportionate number of unallocated shares, UNLESS you check the box on the electronic voting instruction form indicating that you do not want to provide voting instructions for those shares.

      Under ERISA, a person who agrees to act as a fiduciary becomes subject to the fiduciary responsibility rules of ERISA. These fiduciary responsibility rules require a fiduciary to act prudently, solely in the interest of all plan participants and beneficiaries and for the exclusive purpose of providing benefits to the plan participants and beneficiaries. A fiduciary who breaches the fiduciary responsibility rules of ERISA may be liable to the plan for any losses caused by the fiduciary's actions. If you accept your designation as a named fiduciary, you should exercise your voting rights prudently and in the interest of all participants and beneficiaries of the Salaried Savings Plan. If you do not wish to act as a named fiduciary for the unallocated shares, you must check the box on the electronic voting instruction form indicating that you are not providing voting instructions for those shares.

      INSTRUCTIONS

      To instruct the Trustee how to vote your allocated shares and a proportionate number of the unallocated shares in the Salaried Savings Plan, please follow the Internet voting instructions that appear after this letter.

      FAILURE TO PROVIDE INSTRUCTIONS

      If you do not provide voting instructions, U.S. Trust will vote shares allocated to your account in its sole discretion. If timely voting instructions for unallocated shares are not received from all participants who have ESOP Match Shares allocated to their accounts, U.S. Trust will vote the remaining unallocated shares in the same proportions as those for which timely voting instructions have been received. Accordingly, the exact number of unallocated shares which will be voted in accordance with your voting instructions cannot be determined until all timely participant instructions have been received.

CONFIDENTIALITY

      Your voting instructions to U.S. Trust are confidential. U.S. Trust will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct U.S. Trust to vote in the manner you think is best.

QUESTIONS

      If you have any questions about your voting rights under the Plan, or the confidentiality of your vote, please contact U.S. Trust between the hours of 8:30 a.m. and 4:00 p.m. Los Angeles time at 1-800-535-3093.


                                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                                    Common Stock Trustee

                                                                      ATTACHMENT

      PLAN#                                      PLAN
------------------------------------------------------------------------------------

        1          SANDIA CORPORATION SAVINGS AND INCOME PLAN
------------------------------------------------------------------------------------

        2          SANDIA CORPORATION SAVINGS AND SECURITY PLAN
------------------------------------------------------------------------------------

        3          IDAHO NATIONAL ENGINEERING LABORATORY EMPLOYEE INVESTMENT PLAN
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN ENERGY SYSTEMS INC. 401(K) SAVINGS PLAN FOR
        4          HOURLY EMPLOYEES
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN ENERGY SYSTEMS SAVINGS PLAN FOR SALARIED AND
        5          HOURLY EMPLOYEES
------------------------------------------------------------------------------------

        6          LOCKHEED MARTIN HOURLY EMPLOYEE SAVINGS PLAN PLUS
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN CORPORATION HOURLY EMPLOYEES SAVINGS AND
        7          INVESTMENT PLAN - FORT WORTH AND ABILENE DIVISIONS
------------------------------------------------------------------------------------

        8          LOCKHEED MARTIN CORPORATION CAPITAL ACCUMULATION PLAN
------------------------------------------------------------------------------------

        9          LOCKHEED MARTIN CORPORATION OPERATION SUPPORT SAVINGS PLAN
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN CORPORATION PERFORMANCE SHARING PLAN FOR
        10         BARGAINING EMPLOYEES
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN CORPORATION PERFORMANCE SHARING PLAN FOR PUERTO
        11         RICO EMPLOYEES
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN CORPORATION RETIREMENT SAVINGS PLAN FOR
        12         SALARIED EMPLOYEES
------------------------------------------------------------------------------------
        13         LOCKHEED MARTIN CORPORATION SALARIED SAVINGS PLAN
        14         (Match Shares--shown separately on voting instruction card)
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN CORPORATION SAVINGS AND INVESTMENT PLAN FOR
        15         HOURLY EMPLOYEES
------------------------------------------------------------------------------------

        16         LOCKHEED MARTIN ENERGY SYSTEMS SAVINGS PROGRAM
------------------------------------------------------------------------------------

        17         SPACE FLIGHT OPERATIONS CONTRACT SAVINGS PLAN
------------------------------------------------------------------------------------

                                    U.S.TRUST

             NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION
        COMMON STOCK ALLOCATED TO THEIR ACCOUNTS IN THE 401(K) PLANS OF:
                           LOCKHEED MARTIN CORPORATION
                      LOCKHEED MARTIN ENERGY SYSTEMS, INC.
                   LOCKHEED MARTIN IDAHO TECHNOLOGIES COMPANY
                               SANDIA CORPORATION
                           UNITED SPACE ALLIANCE, LLC




Dear Plan Participant:

       The enclosed 1999 proxy materials have been prepared by the Board of Directors of Lockheed Martin Corporation ("Lockheed Martin") in connection with its solicitation of proxies for the Annual Meeting of Stockholders to be held on April 22, 1999.

       U.S. Trust Company, National Association ("U.S. Trust") is serving as a trustee of the shares of Lockheed Martin Corporation common stock ("Common Stock") held in the plans listed on the attachment hereto (the "Plans"). The enclosed Proxy Solicitation/Voting Instruction card is to be used for giving voting instructions to U.S. Trust with respect to shares held in the Plans and appointing proxies for voting shares owned outside of the Plans. This letter provides information concerning the voting of Common Stock held in the Plans.

       The recommendations of the Board of Directors with respect to matters to be voted upon at the Annual Meeting of Stockholders are printed on the voting instruction card. If you want to follow the Board's recommendations on all matters, you can do so by signing, dating and returning the card in the enclosed postage-paid envelope without checking any of the boxes on the card. You may also provide voting instructions electronically by Internet or telephone, as explained below.

       All matters to be voted upon at this meeting are extremely important and are described in the enclosed proxy materials. You should carefully read these materials and the following explanation of the voting pass-through rules of the Plans and how to complete and return the card or provide voting instructions electronically by Internet or telephone.

VOTING DEADLINE

       In order to be assured that your voting instructions to U.S. Trust will be followed, your voting instruction card, Internet or telephone instructions must be received no later than 5 p.m. New York City time on April 19, 1999.

       If you wish to provide voting instructions by returning a voting instruction card, you must complete, sign, date and return your card in the envelope provided in time for it to be received by the voting deadline. Please remember to return your card in the envelope provided, rather than to Lockheed Martin or any other party. The envelope is addressed to First Chicago Trust Company, a division of EquiServe, acting as confidential vote tabulator for U.S. Trust.

U.S. TRUST'S RESPONSIBILITIES

       As a trustee of the Common Stock held in the Plans, U.S. Trust's responsibilities include providing proxy materials to participants, ensuring the confidentiality of participants' voting instructions, voting shares in accordance with participant instructions, and voting shares for which no instructions are received from participants.

HOW TO GIVE VOTING INSTRUCTIONS

       These instructions explain how you may give voting instructions to U.S. Trust with respect to both allocated and unallocated shares of Common Stock.

      ALLOCATED SHARES

       Only U.S. Trust can vote the shares held by the Plans. However, under the terms of the Plans, each participant is entitled to instruct U.S. Trust how to vote all shares allocated to his or her account. You may instruct U.S. Trust to vote for or against any particular matter or to abstain from voting on that matter. If you sign, date and return a card but do not check any boxes on the card, U.S. Trust will vote the shares in accordance with the Board's recommendations on the card.

       You may also provide voting instructions to U.S. Trust by using the Internet or a touch-tone telephone. Simply access http://www.eproxyvote.com/lmt on the Internet or dial 1-877-779-8683 on your touch-tone telephone and follow the directions. You must have your voting instruction card and your social security number available when you vote by Internet or telephone. If you return a voting instruction card and also provide voting instructions by Internet and/or telephone, U.S. Trust will follow your latest instructions. For this purpose, the date on your voting instruction card will be the date for those instructions. If it is not possible to determine which voting instructions are the latest, U.S. Trust will follow your latest dated electronic voting instructions.

      UNALLOCATED SHARES

      The Lockheed Martin Corporation Salaried Savings Plan ("Salaried Savings Plan") also holds shares of Common Stock which are not yet allocated to any individual's account. If you participate in the Salaried Savings Plan, you may choose to act as a "named fiduciary" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and instruct U.S. Trust how to vote a proportionate number of unallocated shares based upon the number of ESOP Match Shares currently allocated to your account. The unallocated shares for which you are entitled to provide voting instructions will be approximately .78 times the number of ESOP Match Shares shown on your voting instruction card. Your voting instructions will automatically apply to a proportionate number of unallocated shares, unless you check the box on the card indicating that you do not want to provide voting instructions for those shares.

       Under ERISA, a person who agrees to act as a fiduciary becomes subject to the fiduciary responsibility rules of ERISA. These fiduciary responsibility rules require a fiduciary to act prudently, solely in the interest of all plan participants and beneficiaries and for the exclusive purpose of providing benefits to the plan participants and beneficiaries. A fiduciary who breaches the fiduciary responsibility rules of ERISA may be liable to the plan for any losses caused by the fiduciary's actions. If you accept your designation as a named fiduciary, you should exercise your voting rights prudently and in the interest of all participants and beneficiaries of the Salaried Savings Plan. If you do not wish to act as a named fiduciary for the unallocated shares, you must check the box on the voting instruction card indicating that you are not providing voting instructions for those shares.

       If you are a participant in the Salaried Savings Plan and do not wish to provide voting instructions for the unallocated shares, you may not vote by telephone.

      FAILURE TO PROVIDE INSTRUCTIONS

      If you do not sign, date, and return a card or vote by Internet or telephone, U.S. Trust will vote shares allocated to your account in its sole discretion. If timely voting instructions for unallocated shares are not received from all participants who have ESOP Match Shares allocated to their accounts, U.S. Trust will vote the remaining unallocated shares in the same proportions as those for which timely voting instructions have been received. Accordingly, the exact number of unallocated shares which will be voted in accordance with your voting instructions cannot be determined until all timely participant instructions have been received.

CONFIDENTIALITY

      Your voting instructions to U.S. Trust are confidential. U.S. Trust will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct U.S. Trust to vote in the manner you think is best.

QUESTIONS

      If you have any questions about your voting rights under the Plan, the card or the confidentiality of your vote, please contact U.S. Trust between the hours of 8:30 a.m. and 4:00 p.m. Los Angeles time at 1-800-535-3093.

                                      U.S. TRUST COMPANY, National Association
                                                          Common Stock Trustee

                                                                      ATTACHMENT


      PLAN#                                      PLAN
------------------------------------------------------------------------------------

        1          SANDIA CORPORATION SAVINGS AND INCOME PLAN
------------------------------------------------------------------------------------

        2          SANDIA CORPORATION SAVINGS AND SECURITY PLAN
------------------------------------------------------------------------------------

        3          IDAHO NATIONAL ENGINEERING LABORATORY EMPLOYEE INVESTMENT PLAN
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN ENERGY SYSTEMS INC. 401(K) SAVINGS PLAN FOR
        4          HOURLY EMPLOYEES
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN ENERGY SYSTEMS SAVINGS PLAN FOR SALARIED AND
        5          HOURLY EMPLOYEES
------------------------------------------------------------------------------------

        6          LOCKHEED MARTIN HOURLY EMPLOYEE SAVINGS PLAN PLUS
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN CORPORATION HOURLY EMPLOYEES SAVINGS AND STOCK
        7          INVESTMENT PLAN - FORT WORTH AND ABILENE DIVISIONS
------------------------------------------------------------------------------------

        8          LOCKHEED MARTIN CORPORATION CAPITAL ACCUMULATION PLAN
------------------------------------------------------------------------------------

        9          LOCKHEED MARTIN CORPORATION OPERATION SUPPORT SAVINGS PLAN
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN CORPORATION PERFORMANCE SHARING PLAN FOR
        10         BARGAINING EMPLOYEES
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN CORPORATION PERFORMANCE SHARING PLAN FOR PUERTO
        11         RICO EMPLOYEES
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN CORPORATION RETIREMENT SAVINGS PLAN FOR
        12         SALARIED EMPLOYEES
------------------------------------------------------------------------------------
        13         LOCKHEED MARTIN CORPORATION SALARIED SAVINGS PLAN
        14         (match shares are shown separately on voting instruction card)
------------------------------------------------------------------------------------
                   LOCKHEED MARTIN CORPORATION SAVINGS AND INVESTMENT PLAN FOR
        15         HOURLY  EMPLOYEES
------------------------------------------------------------------------------------

        16         LOCKHEED MARTIN ENERGY SYSTEMS SAVINGS PROGRAM
------------------------------------------------------------------------------------

        17         SPACE FLIGHT OPERATIONS CONTRACT SAVINGS PLAN
------------------------------------------------------------------------------------